Exhibit 10.18

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

COLLABORATION AND OPTION AGREEMENT

(1) CANCER RESEARCH TECHNOLOGY LIMITED

AND

(2) THE INSTITUTE OF CANCER RESEARCH

AND

(3) MONTE ROSA THERAPEUTICS AG

April 10, 2018

-i-

TABLE OF CONTENTS

(continued)

		Page

31.	ANNOUNCEMENTS AND USE OF NAMES	44

32.	DISPUTE RESOLUTION	44

33.	NO THIRD PARTY BENEFICIARIES	45

34.	LANGUAGE; AUTHORSHIP	45

-ii-

COLLABORATION AND OPTION AGREEMENT

THIS COLLABORATION AND OPTION AGREEMENT is entered into and made effective as of the 10th day of April, 2018 (the “Effective Date”), by and among:

(1) CANCER RESEARCH TECHNOLOGY LIMITED, a company registered in England and Wales under number 1626049 with registered office at Angel Building, 407 St John Street, London, ECIV 4AD, England (“CRT”);

(2) THE INSTITUTE OF CANCER RESEARCH: ROYAL CANCER HOSPITAL, a company limited by guarantee and registered in England (registered number 00534147) and registered charity whose office is at 123 Old Brompton Road, London, SW17 9LN, England (“ICR”); and

(3) MONTE ROSA THERAPEUTICS AG (in formation), a company to be organized under the laws of Switzerland, with registered office at Aeschenvorstadt 36, 4051 Basel, Switzerland (“Company”). CRT, the ICR and the Company are each referred to herein by name or as a “Party” or, collectively, as the “Parties”.

WHEREAS:

(A) CRT is an oncology focused technology transfer and development company, wholly owned by Cancer Research UK (“CRUK”), a company limited by guarantee (registered in England and Wales under number 4325234) and a charity (registered in England under number 1089464 and registered in Scotland under number SC041666) of Angel Building, 407 St John Street, London, EC1V 4AD, United Kingdom;

(B) The ICR is a registered charity and a college of the University of London, and is dedicated to the pursuit of scientific and clinical research into the understanding, diagnosis and treatment of cancer;.

(C) The Company is engaged in the research and development of protein degradation-based therapeutics;

(D) As a condition to and concurrent with the execution and delivery of this Agreement, the Parties are entering into that certain (a) License Agreement (as may be amended, the “License Agreement”), pursuant to which CRT and the ICR grant the Company certain rights under their intellectual property rights existing as of the Effective Date in the field of cereblon (CRBN)-mediated protein degradation, and (b) Formation and Investment Agreement (as may be amended, the “Formation and Investment Agreement”), and the related Shareholders’ Agreement (as may be amended, the “Shareholders’ Agreement”), by and among the Company and its shareholders, including CRT and the ICR, pursuant to which the Company issues common shares of the Company as consideration for the rights granted to it under the License Agreement; and

(E) As a condition to the execution and delivery of the Formation and Investment Agreement, Shareholders’ Agreement and the License Agreement, the Company wishes to collaborate with CRT and the ICR, and CRT and the ICR are willing to collaborate, on the research and development in the field of CRBN-mediated protein degradation on terms and conditions set forth herein.

1.

NOW, THEREFORE, in consideration of the foregoing, the covenants and premises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	INTERPRETATION

1.1 In this Agreement the following words and expressions shall have the following meanings:

“Affiliate” means, with respect to a Party, any person that, whether now or in the future, Controls, is Controlled by or is under common Control with a Party. For the avoidance of doubt, Versant Ventures shall not be deemed an Affiliate of Company.

“Affordable Price” means in relation to a Product: (i) a determination by the UK Pricing Authority that such Product should be used within the NHS; and/or (ii) approval by the UK Pricing Authority of the price proposed by the company or its Sub-Licensee in relation to sales of that Product in the United Kingdom (or one or more constituent countries thereof).

“Agreement” means this Collaboration and Option Agreement and each of the Schedules attached hereto, as amended from time to time in accordance with the provisions of this Collaboration and Option Agreement.

“Business Day” means a day other than a Saturday, Sunday, or any public holiday in England or any date on which commercial banks located in Switzerland, and/or New York, New York, U.S.A. are authorized or required by law to close.

“Claims” has the meaning given in Clause 14.1.

“Commencement” means, in relation to a clinical trial, the date upon which administration of a Product to the first human subject has occurred, whether such subject is a healthy volunteer or a patient.

“Commercially Reasonable Efforts” means [***].

“Company Compound Intellectual Property” means [***].

“Company Non-Compound Intellectual Property” means [***].

“Competent Authority” means any local or national agency, authority, department, inspectorate, minister, ministry official or public or statutory person (whether autonomous or not) of or of any government of any country having jurisdiction over the Agreement or any of the Parties or over the development or marketing of medicinal products including, the FDA, the European Medicines Agency, the European Commission and the European Court of Justice.

“Compound” means a CRT/ICR Existing Compound or a Programme Compound.

“Compound Library” means (a) the CRT/ICR Existing Compound Library or any other compound library generated by or on behalf of the Company and/or the ICR pursuant to the conduct of Programme, but (b) excluding any compounds comprised in any CRT/ICR Background Library, other than Duplicate Compounds which remain Programme Compounds pursuant to Clause 7.6(b).

2.

“Confidential Information” means all CRT/ICR Existing Know How, CRT/ICR Existing Materials, Programme Materials, Programme Know How and research and development plans, and all other information, in tangible or non-tangible form (including oral disclosure), including information relating to the customers, suppliers, business partners, clients, finances, business plans, technology, research and products (in each case actual or prospective) of a Party, the terms of this Agreement, and any other technical or business information (whether or not marked as confidential). CRT/ICR Existing Know How and CRT/ICR Existing Materials shall be deemed the Confidential Information of CRT and ICR. Programme Materials and Programme Know How shall be deemed the Confidential Information of the Company.

“Control” means the possession (directly or indirectly) of fifty percent (50%) or more of the voting stock or other equity interest of a subject entity with the power to vote, or the power in fact to control the management decisions of such entity through the ownership of securities or by contract or otherwise and “Controlling”, “Controls”, “Controlled by” and “under common Control with” as used with respect to any party shall be construed accordingly.

“CRBN” means cereblon.

“CRT/ICR Background Hit Compound” means [***].

“CRT/ICR Background Library” means [***].

“CRT/ICR Background Library Intellectual Property” means [***].

“CRT/ICR Existing Compound” has the meaning given in the License Agreement.

“CRT/ICR Existing Compound Library” has the meaning given in the License Agreement.

“CRT/ICR Existing Intellectual Property” has the meaning given in the License Agreement.

“CRT/ICR Existing Know How” has the meaning given in the License Agreement.

“CRT/ICR Existing Materials” has the meaning given in the License Agreement.

“CRT/ICR Reviewers” means independent persons nominated by CRT or Cancer Research UK for the purpose of monitoring and reviewing work funded by Cancer Research UK and/or providing scientific advice.

“CTU” has the meaning given in the License Agreement.

“Currency” means United States dollars.

3.

“Data Package” means an information package prepared by the ICR comprising pre- clinical data and other information generated in a Non-Degradation Program (including all compounds discovered or developed pursuant to the conduct of such program), including each of the following to the extent available: (a) copies of all material data with respect to each such program, including material data from discovery, research and pre-clinical programs; (b) a reasonably detailed description of the intellectual property rights owned or controlled by CRT and/or the ICR with respect thereto; (c) copies of all reports prepared by or for ICR’s Cancer Therapeutic Unit solely for such program; (d) any known risks or uncertainties relating to such program; and (e) copies of any written correspondence with Competent Authorities with respect to each such program.

“Disclosing Party” has the meaning given in Clause 17.1.

“Duplicate Compound” has the meaning given in Clause 7.6.

“Effective Date” has the meaning given in the preamble.

“Encumbrance Date” shall have the meaning set forth in Clause 7.6(b).

“Executive Officers” means an authorised executive officer of the Company, the Chief Executive Officer of CRT and the Director of Enterprise of the ICR or such other authorised officer of a Party as may be substituted from time to time upon the giving of written notice to the other Party.

“European Union” means European Union and/or (in the event that the United Kingdom is not part of the European Union) the United Kingdom.

“Expert” means a suitably qualified independent expert appointed by agreement among the Parties. However, in the event that the Parties are unable to reach agreement within [***] of either Party seeking in writing to the other to appoint such expert, each Party shall appoint one (1) expert and such experts shall together select a third expert within [***] after the last to occur of their respective appointments to resolve the dispute, who shall be the sole “Expert” for such dispute. If the two experts are unable to agree on a third expert within this period they shall submit two (2) names to the President for the time being of the Association of the British Pharmaceutical Industry (or any successor body thereto), who shall select an individual from the names submitted.

“Extended Exclusivity Period” means any period during which one of the following subsists in respect of a Product in a given country in the Territory: Orphan Drug Designation, paediatric designation or other exclusivity (excluding a Patent) granted by a Competent Authority beyond the expiry of the relevant Patent, which, in each case, confers exclusive marketing rights with respect to such Product in such country.

“FDA” means the United States Food and Drug Administration or any successor to it.

“Field” means the means the treatment, prevention and/or diagnosis of any and all diseases, disorders or conditions.

4.

“First Commercial Sale” means, with respect to a Product and a country in the Territory, the first sale or other disposition for monetary value of such Product to a Third Party, after all relevant Regulatory Authorisations for the sale or other disposition for monetary value of such Product in such country have been obtained in respect of the relevant region or country.

“Force Majeure” means in relation to a Party any event or circumstance which is beyond the reasonable control of that Party, which event or circumstance that Party could not reasonably be expected to have taken into account at the Effective Date and which results in or causes the failure of that Party to perform any or all of its obligations under this Agreement including act of God, lightning, fire, storm, flood, earthquake, strike, lockout or other industrial disturbance, war, terrorist act, blockade, revolution, riot, insurrection, civil commotion, public demonstration, sabotage, act of vandalism, explosion, provided that lack of funds shall not be interpreted as a cause beyond the reasonable control of that Party.

“Formation and Investment Agreement” has the meaning given in the recitals.

“FTE” means a qualified full-time individual’s work time dedicated by the ICR to work under the Programme, or in the case of less than a full-time dedicated individual, a full-time equivalent person year, based upon the ICR’s typical employment contracts for a full-time individual in place at that time. As an example, under ICR’s typical employment contract as of the Effective Date, a full-time individual’s work time is based upon a total of [***] of work per week excluding allowances under standard ICR employment contracts for annual leave (e.g. holiday allowance, bank holidays) and other leave (e.g. sick leave, parental leave). Any individual who devotes less than the full-time individual work time set out in the ICR’s typical employment contracts in place at that time shall be treated as an FTE on a pro-rata basis based upon the actual number of hours worked by that individual under this Agreement.

“ICR Internal Research” means the screening and research activities conducted by or on behalf of the ICR as described in Clause 5.1.

“ICR Internal Research Improvements” means [***].

“ICR Internal Research Program Hits” means any and all compounds from any Compound Library that are identified as having activity as a result of the screening conducted pursuant to the ICR Internal Research (as outlined in the research plan for each specific screening project in the ICR Internal Research).

“ICR Internal Target” means a target identified by or on behalf of the ICR as the biological target of an ICR Internal Research Program Hit as a result of screening (phenotypic or otherwise) the Compound Library and (if relevant) target deconvolution_ work conducted by the ICR under the ICR Internal Research (as outlined in the research plan for each specific ICR screening project that is provided by the ICR to the JSC).

“ICR Research Target IP” means [***].

“Indemnified Parties” means CRT, CRUK, the ICR and their respective officers, employees and agents and “Indemnitee” shall mean any of them.

5.

“Indication” means [***].

“JSC” shall have the meaning given in Clause 2.1.

“Know How” means any technical, business or financial information and other information, of any type whatsoever, in any tangible or intangible form, which is not in the public domain as of the Effective Date, including, know-how, trade secrets, ideas, concepts, inventions, discoveries, data, formulae, specifications, information relating to Materials (including biological and chemical structures and functions as well as methods for synthesising chemical compounds), procedures for experiments and tests, results of experimentation and testing (including pharmacological, biological, chemical, biochemical, clinical test data and data resulting from non-clinical studies), results of research and development including laboratory records and data analyses. Information in a compilation or a compilation of information may be Know How notwithstanding some or all of its individual elements are in the public domain.

“Lead Series Criteria” means in relation to each project conducted pursuant to the ICR Internal Research, the project-specific criteria, which shall be determined by the JSC in accordance with Clause 2.1(n).

“License Agreement” has the meaning given in the recitals.

“Losses” has the meaning given in Clause 14.1.

“Major Markets” means the United Kingdom, the United States, France, Italy, Spain, Germany and Japan and “Major Market” shall mean any one of them.

“Materials” means any chemical or biological substances including any: organic or inorganic element or compound; nucleotide or nucleotide sequence including DNA and RNA sequences; gene; vector or construct including plasmids, phages, bacterial vectors, bacteriophages and viruses; host organism including bacteria, fungi, algae, protozoa and hybridomas; eukaryotic or prokaryotic cell line or expression system or any development strain or product of that cell line or expression systems; protein including any peptide or amino acid sequence, enzyme, antibody or protein conferring targeting properties and any fragment of a protein or a peptide enzyme or antibody; drug or pro-drug; assay or reagent; any other genetic or biological material or micro-organism or any transgenic animal; and any physical property rights relating to any of the foregoing.

“Member” shall have the meaning given in Clause 2.2(a).

“Milestone Events” has the meaning given in Clause 9.1.

“Milestone Payments” has the meaning given in Clause 9.1.

6.

“Net Sales” means the gross amount invoiced on account of sales of a Product by the Company or any of its Affiliates or Sub-Licensees in the Territory (but not including sales between the Company, its Affiliates or Sub-Licensees where the Product is intended for resale) less the following deductions directly relating to such sales of Product:

(a) [***];

(b) [***];

(c) [***];

(d) [***];

(e) [***];

(f) [***]; and

(g) [***].

For purposes of this definition, the Product shall be considered “sold” and “deductions” allowed when recorded as invoiced in the Company’s, its Affiliate’s or Sub-Licensee’s financial statements prepared in accordance with the relevant accounting standards. Net Sales shall exclude [***].

“NHS’” means the National Health Service in England and Wales (or any successor organisation thereto).

“Non-Degradation Program” means a drug discovery program with respect to one or more ICR Internal Targets of the corresponding ICR Internal Research Program Hits aimed at identifying, discovering and developing a Non-Protein Degradation Product.

“Non-Protein Degradation Product” means any product that 1s not a Protein Degradation Product.

“Notice of Interest” has the meaning given in Clause 5.2(c)(ii).

“Oncology Indication” means [***].

“Option A Program” has the meaning given in Clause 5.2(a).

“Parties” means CRT, the ICR and the Company and “Party” shall mean any of them.

“Patents” means any patent applications, patents, author certificates, inventor certificates, utility models, together with all divisionals, renewals, continuations, continuations-in-part, extensions, re-examinations, reissues, substitutions, confirmations, registrations, revalidations and additions of or to them, as well as any Supplementary Protection Certificate, or any like form of protection anywhere in the world for each of the foregoing.

“Payment Schedule” means the payment schedule set out in Schedule 1.

“Phase I Trial” means a human clinical trial in which a Product is administered to human subjects at multiple dose levels with the primary purpose of determining safety, metabolism, pharmacokinetic and pharmacodynamic data of the Product and consistent with 21 CFR § 312.21(a).

7.

“Phase II Trial” means a clinical trial of a Product in human patients, the principal purpose of which are to make a preliminary determination that the Product is safe for its intended use, to determine its optimal dose, and to obtain sufficient information about the Product’s efficacy to permit the design of Phase III Trials, and consistent with 21 CFR 312.21(b).

“Phase III Trial” means a human clinical trial of a Product, which trial is designed: (a) to establish that the Product is safe and efficacious for its intended use; (b) to define warnings, precautions and adverse reactions that are associated with the Product in the dosage range to be prescribed; and (c) consistent with 21 CFR § 312.21(c). Any Phase II Trial that is adapted to be a larger scale trial and intended as a pivotal trial for the purpose of obtaining Regulatory Authorisation of a Product, shall be deemed a Phase ill Trial.

“Pre-Clinical Candidate” means any compound that is nominated by the !CR as a pre- clinical candidate, considering the Pre-Clinical Candidate Criteria, and is approved by the JSC as a “Pre-Clinical Candidate”.

“Pre-Clinical Candidate Criteria” means in relation to each project conducted pursuant to the ICR Internal Research, the project-specific criteria which shall be determined by the JSC (in line with the guideline criteria set forth in Schedule 3), as may be amended from time to time by the JSC.

“Price Approval” means, in those countries in the Territory where a Competent Authority may approve or determine pricing and/or pricing reimbursement for pharmaceutical products, such approval or determination.

“Product” means any product: (i) the manufacture, use or sale of which is covered by one or more Valid Claims of any Programme Patents; (ii) containing or comprising a Programme Compound and/or an Unencumbered CRT/ICR Background Hit Compound; and/or (iii) discovered, developed and/or generated using or incorporating any part of the Programme Intellectual Property or (to the extent licensed pursuant to Clause 7.6(a)) the CRT/ICR Background Library Intellectual Property. For the purposes of Clause 8, 19.2(t), and 20.2 only, “Product” shall also mean: (a) any product containing or comprising a CRT/ICR Existing Compound; and/or (b) discovered, developed and/or generated using or incorporating any part of the CRT/ICR Existing Intellectual Property.

“Programme” means the programme of research set out in Schedule 2 as may be amended from time to time in accordance with this Agreement.

“Programme Compound” means (a) any compound that is discovered, developed and/or generated by or on behalf of the Company and/or the ICR pursuant to the conduct of the Programme and/or (b) any salt, free acid, free base, clathrate, solvate, hydrate, hemihydrates, anhydride, ester, chelate, conformer, congener, crystal form, crystal habit, polymorph, amorphous solid, homolog, isomer, stereoisomer, enantiomer, racemate, prodrug, isotopic or radiolabeled equivalent, metabolite, conjugate, complex, mixture, serum, solution, lyophilized material, or other formulation of any such compound; but for the avoidance of doubt excludes CRT/ICR Background Hit Compounds other than Duplicate Compounds which remain in the Compound Library as referred to in part (b) of the definition of Compound Library.

8.

“Programme Intellectual Property” means Programme .Patents and Programme Know How and Programme Materials but for the avoidance of doubt excludes (a) CRT/ICR Background Hit Compounds, other than Duplicate Compounds which remain in the Compound Library as referred to in part (b) of the definition of Compound Library and (b) that part of the Know How in the CRT/ICR Background Library Intellectual Property that is the identity of any compound (e.g. as may be identified by chemical structure) within the CRT/ICR Background Library.

“Programme Know How” means any and all Know How developed and/or generated by or on behalf of the Company and/or the ICR pursuant to conduct of the Programme, including the chemical structures of the Programme Compounds and the data generated by the ICR from screening of any CRT/ICR Background Library using the [***], but for the avoidance of doubt excludes that part of the Know How in the CRT/ICR Background Library Intellectual Property that is the identity of any compound (e.g. as may be identified by chemical structure) within the CRT/ICR Background Library.

“Programme Materials” means any and all Materials developed and/or generated by or on behalf of the Company and/or the ICR pursuant to conduct of the Programme, including the physical stocks of Programme Compounds.

“Programme Patents” means any and all Patents claiming patentable inventions made or conceived by or on behalf of the Company and/or the ICR pursuant to the conduct of the Programme.

“Progress Report” means a detailed written report produced by the ICR in respect of: (i) the progress of a Non-Degradation Program; (ii) the progress of any applications for Regulatory Authorisation and (where relevant) Price Approvals for products developed under such Non-Degradation Program; and (iii) the progress of and plans for marketing and sale of products developed under such Non-Degradation Program.

“Project Compound Intellectual Property” has he meaning given in Clause 5.2(a)(ii).

“Project Non-Compound Intellectual Property” has the meaning given in Clause 5.2(a)(ii).

“Protein Degradation Product” means any Product designed or intended to have a primary mechanism of action through CRBN-mediated protein degradation.

“Quarter” means any of the three-monthly periods commencing on the first day of any of the months of January, April, July, and October in any year and “Quarterly” has a corresponding meaning.

“Receiving Party” has the meaning given in Clause 17.1.

“Regulatory Authorisations” means all authorisations, approvals, clearances, and licences of a Competent Authority that may be required in any country of the Territory prior to commercial sale of the relevant Product in the Field, including any necessary variations thereto, but excluding any Price Approvals.

9.

“Researchers” has the meaning given in Clause 3.2.

“Reviewers” has the meaning given in Clause 17.1

“Screening Platform” means [***].

“Selected Programme Patents” has the meaning given in Clause 12.3.

“Services Expiry Date” means the date that is [***] after the Effective Date; provided that if the [***] Researcher has not been appointed by such date, then such date shall be extended to the earlier to occur of (a) the date that the [***] Researcher is appointed or (b) the date that is [***] after the Effective Date.

“Services Term” has the meaning given in Clause 3.3.

“Shareholders’ Agreement” has the meaning given in the recitals.

“Sponsor” shall have the meaning set out in Directive 2001/20/EC, as the same may be amended.

“Sub-Licensee” means any Third Party to whom the Company grants a license or sublicense of rights under any Company Compound Intellectual Property or Company Non-Compound Intellectual Property, excluding licenses granted to any Third Party Service Provider in connection with the provision of research, development and/or manufacturing services.

“Substrates” means, [***].

“Supplementary Protection Certificate” means a right based on a patent pursuant to which the holder of the right is entitled to exclude third parties from using, making, having made, selling or otherwise disposing or offering to dispose of, importing or keeping the product to which the right relates, such as supplementary protection certificates in Europe, and any similar right anywhere in the world.

“Term” means the term of this Agreement determined in accordance with Clause 18.1.

“Territory” means worldwide.

“Third Party” means a person other than a Party or an Affiliate of a Party.

“Third Party Service Provider” means a Third Party who provides research, development and/or manufacturing services to the ICR, Company or its Sub-Licenses in connection with the Products, including contract research, manufacturing or sales organisations, universities and hospitals. However, a Tobacco Party may not act as a Third Party Service Provider.

“Tobacco Party” means: (i) any person who develops, sells or manufactures tobacco products; and/ or (ii) any person which makes the majority of its profits from the importation, marketing, sale or disposal of tobacco products. Furthermore, Tobacco Party shall include any person that is Controlled by or under common Control with any of the persons referred to in (i) and/or (ii).

10.

“Transaction Documents” means the Formation and Investment Agreement, Shareholders’ Agreement and License Agreement.

“UK Pricing Authority” means any supra-national, national or regional government department, authority, agency or entity (including a non-departmental public body or similar entity) with responsibility for evaluating the cost effectiveness of medicinal products in the United Kingdom ( or one or more constituent countries thereof) or otherwise determining whether the NHS ( or constituent parts thereof) should purchase medicinal products.

“Unencumbered CRT/ICR Background Hit Compound” shall have the meaning set forth in Clause 7.6(a).

“Valid Claim” means a claim of any Programme Patent which has not expired, been withdrawn, abandoned or surrendered or been refused, revoked or held invalid in a decision rendered by a court or other governmental agency of competent jurisdiction in the relevant country or territory from which no appeal has been or can be taken, including through opposition, reexamination, reissue or disclaimer.

“VAT” means value added tax.

“Versant Ventures” means Versant Ventures Capital VI L.P.

“Year” means a calendar year.

1.2 In this Agreement:

(a) unless the context otherwise requires, all references to a particular Clause, paragraph or Schedule shall be a reference to that clause, paragraph or schedule, in or to this Agreement as it may be amended from time to time pursuant to this Agreement;

(b) the table of contents and headings are inserted for convenience only and shall be ignored in construing this Agreement;

(c) unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

(d) unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust association, organisation or other entity, in each case whether or not having separate legal personality;

(e) reference to the words “include(s)” or “including” are to be construed without limitation to the generality of the preceding words, and, for clarity, the words “include(s)” or “including” shall be deemed to be followed by the phrase “without limitation” or like expression; and

11.

(f) reference to any statute or regulation includes any modification or re-enactment of that statute or regulation, provided that the modification or re-enactment does not diminish the rights or extend the obligations of any Party.

2.	JSC

2.1 As soon as practicable following the Effective Date, the Parties shall establish a joint steering committee (“JSC”) to provide a forum for the coordination, communication and oversight of the Parties’ activities under this Agreement. Except as otherwise provided herein, the JSC shall have the authority to:

(a) the extent that the same is not set out in Schedule 2, oversee the conduct of the Programme by the ICR;

(b) monitor progress against any agreed milestones and the timetable of the Programme;

(c) the extent that the same is not set out in Schedule 2, allocate the work under the Programme;

(d) promote the due performance of the Programme;

(e) advise and assist in the resolution of any scientific or technical difficulties which are experienced in the performance of the Programme, including assessment of the Programme for purposes of Section 19.2(g);

(f) review the results of the Programme with a view to identifying any patentable inventions;

(g) consider opportunities for publications and patent filing;

(h) discuss the patent strategy for Programme Patents;

(i) serve as the initial forum to discuss and seek to resolve any issue or dispute arising between the Parties under the Agreement;

(j) review periodic reports, prepared by the ICR in accordance with the schedule agreed between the Parties (in the first instance, Quarterly), summarising in reasonable detail the results of the Programme during such period, and send copies of such reports to the Parties;

(k) subject to Clause 3.7, review, discuss and propose amendments to Schedule 2 from time to time as may be necessary or desirable to give effect to this Agreement;

(l) receive updates from the Company from time to time regarding the research activities undertaken by Ridgeline, or any other Third Party, on behalf of the Company and contributing to, related to, adding to the delivery of and/or in support of the Programme, or associated with the subject-matter of the Programme, except to the extent CRT and/or the ICR notifies the Company that it has a conflict with respect to any particular Ridgeline or other Third Party activity.

12.

(m) review and approve the ICR’s proposed screens of any Compound Library in connection with the ICR Internal Research, proposed progression routes, and evaluate the output of such screening and subsequent hit validation and deconvolution studies;

(n) review and approve the Lead Series Criteria for each project conducted pursuant to the ICR Internal Research, in line with the guideline criteria set forth in Schedule 3, as adapted for such project;

(o) review and approve the Pre-Clinical Candidate Criteria for each project conducted pursuant to the ICR Internal Research;

(p) review and approve each Pre-Clinical Candidate nominated by the ICR, taking into account the Pre-Clinical Candidate Criteria applicable to such nominated candidate;

(q) receive updates from the Company from time to time regarding any research activities undertaken by or on behalf of Company in support of the Programme;

(r) receive and discuss summary reports from the Company regarding the research, development and commercialization of all Products at least once every [***], including a summary in reasonable detail of the progress of development of each Product against the respective development plan and the progress of any applications for Regulatory Authorisation; and

(s) perform any obligations that are expressly delegated to it under this Agreement;

Parts (a), (b), (c), (d), (e), (f), (j) (k) and (I) shall apply for the duration of the Services Term only.

2.2 The JSC shall be established and run by the Parties as follows:

(a) The JSC shall comprise of [***] appointed by of the Company, [***] appointed by the ICR, and [***] appointed by CRT (collectively, the “Members”). The initial members of the JSC shall be as follows:

COMPANY MEMBER	CRT/ICR MEMBER
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

13.

(b) The Parties, through the JSC, may change the number of Members. Each Party shall be entitled to remove any Member appointed by it and to appoint any person to fill a vacancy arising from the removal or retirement of such Member. The Parties shall give each other, prior written notice of any proposed changes in the identity of their Members.

(c) The Parties shall use reasonable endeavours to ensure that their appointed Members are of a level of expertise and seniority to make decisions arising within the scope of the JSC’s responsibilities.

(d) The JSC shall meet as soon as practicable after the Effective Date and thereafter shall hold regular meetings for the duration of the Service Term [***] and thereafter [***], unless otherwise agreed to by the Parties, and at any time upon the reasonable request of a Party, in each case at dates and times to be mutually agreed:

(e) The JSC shall meet in person, by teleconference or by video-teleconference, as agreed by the JSC. During the Services Term, in-person meetings shall be at the ICR unless otherwise agreed by the Parties. Each Party shall solely bear all travel and subsistence costs incurred by such Party’s Members in connection with their attending each the meeting of the JSC.

(f) At least [***] written notice of each proposed meeting of the JSC shall be given to each Member, by the Company.

(g) The quorum for meetings of JSC shall be at least one (1) Member appointed by of each of the Company, CRT and the ICR. Members may be represented at any meeting by another Member designated in writing by the absent Member. Each Party may invite a reasonable number of non-member, non-voting representatives of such Party, who are subject to written confidentiality obligations commensurate in scope to the provisions of Clause 17, to attend meetings of the JSC.

(h) CRT and the ICR shall initially appoint from the Members a chairman to chair meetings, who shall be [***]. In the event [***] resigns as the chairman or is no longer affiliated with CRT ana the ICR, then the ICR shall appoint an ICR employee as replacement chairman, and shall be entitled to remove any chairman appointed by it and to appoint any person to fill a vacancy arising from the removal or retirement of such chairman, in each case, subject to the consent of the Company, not to be unreasonably withheld. The chairman shall have no casting vote, except as expressly provided in Clause 2.2(i).

(i) The JSC shall have only the powers expressly assigned to it in Clause 2.1, and shall have no power to amend, modify, or waive compliance with this Agreement. Decisions of the JSC shall be made by unanimous agreement of the Members present, with the Company’s appointed Members collectively having one (1) vote, and CRT’s- and ICR’s appointed Members collectively having one (1) vote. No vote of the JSC may be taken unless at least one (1) of each Party’s representatives is present for the vote. If the JSC cannot reach consensus with regard to any matter within its decision-making authority within [***] after such matter has been brought to the JSC’s attention, then [***].

14.

(j) The chairman, or the chairman’s delegate, shall be responsible for: (a) preparing JSC meeting agendas reasonably in advance of JSC meetings, which JSC meeting agendas will include all agenda items reasonably requested by any Member for inclusion therein; (b) sending invitations and a JSC meeting agenda along with appropriate information for such agenda to all members of the JSC at least [***] before the next scheduled meeting of the JSC; (c) preparing and circulating minutes within [***] after each meeting of the JSC setting forth, among other things, a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions, or determinations approved by the JSC. Such minutes shall be effective only after being approved by all Members. Definitive minutes of all JSC meetings shall be finalized no later than [***] after the meeting to which the minutes pertain. The minutes of each meeting of the JSC shall be retained in a suitable minute book, which shall be kept by the Company and be available at all reasonable times on Business Days for inspection by the Parties and the Members.

(k) The JSC will be disbanded upon expiration or termination of this Agreement.

3.	PROGRAMME

3.1 Subject to the terms and conditions of this Agreement, and as further provided in this Clause 3, the ICR shall provide research services to the Company in accordance with the Programme, which shall describe the research activities to be conducted by the Parties, responsibilities of each Party, the number of FTEs to be provided by the ICR to conduct such activities, and will contain a good faith estimate of all costs and expenses necessary to perform the Programme, including a budget for all costs to be funded by Company and, solely in the case of any outsourcing costs included in such budget, incurred by the ICR in conducting such activities. For the avoidance of doubt, the Company shall not be responsible for any other costs beyond those set forth in Clause 4.1. As among the Parties, the ICR shall be responsible for all costs it incurs in conducting the Programme (as set forth in Schedule 2 as of the Effective Date) that are not intended to be funded by the Company pursuant to Clause 4.1, provided that, for the avoidance of doubt, in no event shall the ICR be obliged to commit any additional cost or resource for the duration of the Programme beyond the allocation of FTEs from the CTU, as set forth in Schedule 2.

3.2 In consideration for the payments to be made pursuant to Clause 4.1, the ICR shall engage the researchers set forth under the section entitled “Researchers” (the “Researchers”) in Schedule 2 for the period of time set forth therein, to be appointed as soon as practicable after the Effective Date, to work at the ICR as employees of the ICR, to carry out under the supervision of the [***], or the chairman of the JSC in the event [***] is no longer affiliated with CRT and the ICR, those parts of the Programme allocated to the ICR hereunder. The Company shall provide the ICR with such assistance with the selection and recruitment of the Researchers as the ICR may reasonably request, and the ICR shall promptly notify the Company of the appointment of each Researcher, including the effective date of each such appointment.

15.

3.3 The Programme shall commence on the Effective Date and continue until the Services Expiry Date unless earlier terminated as provided in this Clause 3 .3 or upon termination of this Agreement (the “Services Term”). Notwithstanding the foregoing, as soon as reasonably practicable following the [***] of the Effective Date, the JSC, subject to approval by the Board of Directors of the Company, shall determine whether the Programme shall proceed or shall terminate, effective as of the date of such approval by the Board of Directors of the Company. In the event of the termination of the Programme in accordance with the immediately preceding sentence, the Company shall pay any outstanding amounts to the ICR that would have been payable by the Company, if any, with respect to each Researcher who was appointed prior to the date of notice of such termination until expiry of the [***] of the date each such Researcher’s contract at the ICR began or, if an individual Researcher is already an employee of the ICR the date such Researcher starts conducting work on the Programme, together with any other costs that the ICR has incurred or committed to which would have been reimbursable by the Company to the ICR but for such decision to terminate, and which cannot be cancelled by the ICR under applicable law. For clarity, if the [***] period applicable to a particular Researcher expired before such termination, no amounts shall be payable by the Company to the ICR with respect to such Researcher as a result of the preceding sentence. During such remaining period of time, the Researchers shall wind down the Programme and conduct such activities as agreed to by the JSC and/or the Parties.

3.4 During the Services Term, each of the ICR and the Company shall use Commercially Reasonable Efforts to conduct all activities allocated to it under the Programme.

3.5 Each of the Company and the ICR shall keep the JSC fully informed of the identity and qualifications of those of its employees engaged in carrying out the Programme.

3.6 Each of the ICR and the Company shall keep or cause to be kept complete, current, accurate, organised and legible records of the results achieved under the Programme, and all data and other Know How resulting from such activities. Such records shall fully and properly reflect all work done and results achieved in the performance of the Programme appropriate for regulatory and patent purposes. Each Party shall have the right to review and copy such records maintained by the other Parties at reasonable times during normal business hours, and in any event no more than [***], and to obtain access to the originals to the extent necessary or useful for regulatory and patent purposes, to the extent such Party has the right to conduct regulatory and patent activities under this Agreement.

3.7 Unless otherwise agreed between the Parties, no Party shall be under an obligation to provide additional resource or facilities over and above those set out in this Agreement. The Programme may only be amended by the prior written agreement of the Parties.

4.	RESEARCH FUNDING

4.1 As a contribution to the ICR’s costs of carrying out its allotted tasks under the Programme, the Company shall make payments to the ICR in accordance with the Payment Schedule. All payments shall be paid [***] in advance with the first such amount being due on the Effective Date. Such payments shall be made directly to the ICR and sent to [***]; Account name: [***]; Account number: [***]; Sort code: [***].

4.2 The ICR shall apply the payments received from the Company pursuant to Clause 4.1 solely for the purpose of carrying out the Programme.

16.

5.	ICR INTERNAL RESEARCH

5.1 Subject to the terms and conditions of this Agreement, and as further provided in this Clause 5, following the [***] of the Effective Date, the ICR may propose to the JSC that the ICR conduct [***] or more screens of any Compound Library; provided that any such screens shall not overlap and shall be materially different from screens undertaken or planned to be undertaken by the Company, as determined by the JSC.

(a) By way of example:

(i) [***]

(1) [***]

(2) [***].

(ii) [***]

(1) [***]

(2) [***].

(b) After receipt of JSC approval, if any, the ICR may conduct such screen in accordance with the parameters and a written work plan approved by the JSC (the “ICR Internal Research”). In the event the Parties dispute any matters to be determined or approved by the JSC pursuant to this Clause 5.1, the Parties shall first seek to resolve such dispute in accordance with Clause 32.2. In the event such dispute is not resolved in accordance with Clause 32.2, the Parties shall refer such dispute to an Expert for resolution in accordance with Clause 32.1.

5.2 The ICR shall promptly notify the JSC of any ICR Internal Research Program Hits and ICR Research Target IP, and the Company and the ICR, acting through the JSC and subject to approval by the Board of Directors of the Company, shall jointly assess any ICR Internal Research Program Hits and ICR Research Target IP to determine the progression route, which shall be selected from the following two (2) options.

(a) Option A.

(i) The Company may elect to progress a drug discovery program with respect to such ICR Interna Research Program Hits and any corresponding ICR Internal Target in which the Company would conduct research and development activities to develop and select a Pre-Clinical Candidate (and if mutually agreed, undertake phase I tria1(s)) exclusively in collaboration with the ICR, with the allocation of such research and development activities between the ICR, the Company and appropriate third parties as mutually agreed, and the Company would have exclusive commercialization rights, in each case in accordance with the terms of clause 5.2(a)(ii) below (each, an “Option A Program”). The research and development costs of such Option A Program shall be funded by or on behalf of the Company, or shared with the ICR, as mutually agreed to by the Company and the ICR in writing.

17.

(ii) The Company, CRT and the ICR shall negotiate in good faith and enter into a definitive development and license agreement with respect to such Option A Program, the terms and conditions of which shall provide for the following, unless otherwise agreed in writing by the Company and the ICR: (1) all intellectual property rights developed in connection with research and development activities conducted in collaboration by CRT, the ICR and the Company under such Option A Program shall be jointly owned by the Company, CRT and the ICR, excluding the ICR Internal Research Program Hits, which are subject to Clause 6.1; (2) CRT and the ICR shall grant to the Company (a) a worldwide, exclusive, sub-licensable license under their rights in the applicable Project Compound Intellectual Property, and (b) a worldwide, sub-licensable license under their rights in the applicable Project Non-Compound Intellectual Property and ICR Research Target IP, in each case for all purposes in the Field, which license may be exclusive or non-exclusive as to specific Project Non-Compound Intellectual Property and ICR Research Target IP as agreed, on commercially reasonable and customary terms, taking into account [***]; (3) the Company shall have the first right to manage the prosecution, filing and maintenance of such Project Compound Intellectual Property and Project Non-Compound Intellectual Property (subject to CRT and the ICR having step-in rights in the event that the Company does not file, or continue to prosecute and maintain any such intellectual property rights) and the commercialization strategy with respect thereto; (4) as between the Parties, all intellectual property rights developed by or on behalf of the Company outside of the research and development activities conducted in collaboration by CRT, the ICR and the Company under such Option A Program shall be solely owned and managed by the Company; (5) the Company shall grant to CRT and the ICR a worldwide, non-exclusive, sub-licensable licence under its rights (including rights granted under (2) above) in such Project Non-Compound Intellectual Property and ICR Research Target IP for all purposes, subject to [***], in each case with details taking the Parties’ interests into account to be negotiated in the definitive agreement for the Option A Program; and (6) during the term of the research and development collaboration period between the ICR and the Company and for [***] thereafter, CTU shall not conduct another drug discovery project against the relevant ICR Internal Target (save that for the avoidance of doubt nothing shall prohibit the CTU from continuing any drug discovery project against the relevant ICR Internal Target where such project was initiated prior to the identification of the ICR Internal Target pursuant to the ICR Internal Research). “Project Compound Intellectual Property” means, with respect a particular Option A Program, that part of the intellectual property referred to in (1) above that consists of, contains or relates directly and solely to any such Option A Program compound (such Option A Program compounds to be defined in the definitive agreement), but for the avoidance of doubt excludes the ICR Internal Research Program Hits, and the intellectual property referred to in paragraph (b) of the definition of Project Non-Compound Intellectual Property. “Project Non-Compound Intellectual Property” means, with respect a particular Option A Program, (a) that part of the intellectual property referred to in (1) above which is not Project Compound Intellectual Property, and (b) includes without limitation that part of the intellectual property referred to in (1) above that consists of, contains or relates to targets, biomarkers, assays, protocols and synthetic routes, insights regarding biochemical interactions, formulations and processes for manufacture or use which have applicability outside the chemical matter comprising Project Compound Intellectual Property, but excludes the ICR Internal Research Program Hits.

18.

(b) Option B. If the Company elects not to progress a drug discovery program as an Option A Program as provided in Clause 5.2(a), then the ICR may elect to progress a drug discovery program with respect to any ICR Internal Target corresponding to such ICR Internal Research Program Hits in accordance with Clause 5.2(c), if:

(i) [***];

(ii) [***]; and

(iii) the aim is to develop a Non-Protein Degradation Product.

In the event the Parties dispute whether a progressable target has been identified under the Programme, solely for the purposes of this Clause 5.2(b), the Parties shall first seek to resolve such dispute in accordance with Clause 32.2. In the event such dispute is not resolved in accordance with Clause 32.2, the Parties shall refer such dispute to an Expert for resolution in accordance with Clause 32.1.

(c) Subject to the terms and conditions of this Clause 5.2(c), in the event the conditions of Clause 5.2(b) are met, the ICR may elect to progress a Non-Degradation Program with respect to such ICR Internal Target, at its sole cost (as between the Parties). For clarity, in no event will any Non-Degradation Program include the aim of developing any Protein Degradation Product. All intellectual property rights developed in connection with such Non-Degradation Program shall by jointly owned by CRT and the ICR in equal and undivided shares, without regards to the inventorship thereof, excluding the ICR Internal Research Program Hits, which are subject to Clause 6.1. Each Party hereby assigns and agrees to assign such of its interest in and to such intellectual property rights as is necessary to effect such vesting.

(i) The ICR shall provide the JSC and the Company with a Progress Report with respect to each Non-Degradation Program at least once every [***]. Such Progress Report shall summarise in reasonable detail the results of the Non-Degradation Program during such period, unless agreed otherwise by the Parties.

(ii) As soon as reasonably practicable after the JSC determines that a Non-Degradation Program satisfies the Lead Series Criteria, the ICR shall provide written notice of the same to the Company, and within [***] of such notice deliver to the Company a Data Package with respect to such Non-Degradation Program. The Company shall have the right to request, whilst at all times acting reasonably, any additional information required to make such Data Package complete within [***] of such notice, and the ICR shall provide such requested information to the Company to the extent it is available within [***] of such request. Within [***] after receipt of each such complete Data Package, the Company will have the right to deliver written notice to the ICR and CRT of its interest in progressing such Non-Degradation Program by conducting research and development activities to develop and select a Pre-Clinical Candidate (and if mutually agreed, undertake phase I trial(s)) exclusively in collaboration with the ICR, with the allocation of such research and development activities between the ICR, the Company and appropriate third parties as mutually agreed, and the Company would have exclusive commercialization rights, in each case in accordance with the terms of this Clause 5.2( c)(ii) (each, a “Notice of Interest”) and, if the Company provides the Notice of Interest, the Parties shall promptly enter into good faith negotiations with respect to a definitive development and license agreement (including the grant by CRT and the ICR to the Company of rights to intellectual property rights developed in connection with such Non-Degradation Program) in accordance with the terms outlined in Clause 5.2(a)(ii), provided that (a) references to “Option A Program” shall be replaced by “Non-Degradation Program”, and (b) it is understood that the part of the intellectual property referred to in part (1) of such Clause 5.2(a)(ii) that is developed prior to the effective date of such definitive development and license agreement shall be jointly owned by CRT and the ICR only.

19.

(iii) If the Company does not provide a Notice of Interest with respect to a Non-Degradation Program within the applicable [***] period, then the ICR shall promptly provide written notice of the same, including the complete Data Package for such Non-Degradation Program, to Versant Ventures. Within [***] after delivery of such notice, Versant Ventures will have the right to deliver written notice to the ICR and CRT of its interest in such Non-Degradation Program and, if Versant Ventures delivers such notice, CRT, the ICR and Versant Ventures shall, as soon as reasonably practicable after delivery of such notice, enter into good faith arms-length negotiations with respect to a definitive development and license agreement among CRT, the ICR and a new company to be funded by Versant Ventures (including the grant by CRT and the IC to the such new company of rights to intellectual property rights developed in connection with such Non-Degradation Program) in accordance with the terms outlined in Clause 5.2(a)(ii), provided that (a) references to “Option A Program” shall be replaced by “Non-Degradation Program”, (b) references to “Company” shall mean such new company, and (c) it is understood that the part of the intellectual property referred to in part (1) of such Clause 5.2(a)(ii) that is developed prior to the effective date of such definitive development and license agreement shall be jointly owned by CRT and the ICR only.

(iv) If the Company does not provide a Notice of Interest with respect to a Non-Degradation Program in accordance with Clause 5.2(c)(ii) and Versant Ventures does not provide a written notice of its interest to the ICR with respect to such Non-Degradation Program in accordance with Clause 5.2(c)(iii), then the ICR shall have the right to continue pursuing such Non-Degradation Program at its sole cost (as between the Parties) and, subject to Clause 5.2(c)(v), the ICR and CRT shall be free to further discover, develop and commercialise such Non-Degradation Program (including by granting licences to any Third Parties) without any further obligation to Company. CRT and the ICR shall share with Company a percentage (%) of net revenues they receive from their commercialisation of such Non-Degradation Program, such percentage to be agreed between the Parties at or prior to the time of commercialisation to reflect the ICR’s initial use of the Compound Library.

20.

(v) In the event that CRT and/or the ICR has not entered into a commercial collaboration, partnership or licence with a Third Party in relation to a Non-Degradation Program that was not licensed to either the Company or Versant Ventures in accordance with Clause 5.2(c)(ii) or 5.2(c)(iii), as soon as reasonably practicable after the JSC determines that a pre-clinical development candidate identified under such Non-Degradation Program satisfies the Pre-Clinical Candidate Criteria; the ICR shall provide written notice of the same to the Company, and within [***] of such notice deliver to the Company a Data Package with respect to such Pre-Clinical Candidate. The Company shall have the right to request, whilst at all times acting reasonably, any additional information required to make such Data Package complete within [***] of such notice, the ICR shall provide such requested information to the Company to the extent it is available within [***] of such request. Within [***] after receipt of each such complete Data Package, the Company will have the right to deliver written notice to the ICR and CRT of its interest in such Pre- Clinical Candidate and, if the Company provides such notice, the Parties shall promptly enter into good faith negotiations with respect to the grant of rights by CRT and the ICR to the Company to such Pre-Clinical Candidate and related Non-Degradation Program in accordance with the terms outlined in Clause 5.2(a)(ii). If the Company does not provide such a notice with respect to a Non-Degradation Program in accordance with this Clause: (A) CRT and the ICR shall be entitled to further discover, develop and commercialise (including granting licences to any Third Parties) without any further obligation to Company; and (B) CRT and the ICR shall share with Company a percentage (%) of net revenues they receive from their commercialisation of such Non-Degradation Program, such percentage to be agreed between the Parties at or prior to the time of commercialisation to reflect the ICR’s initial use of the Compound Library.

5.3 The Company shall have no right to progress arty drug discovery program with respect to any target identified through the ICR Internal Research for the purposes of developing a product without the prior written approval of CRT and the ICR, except that the foregoing shall not limit or restrict the Company, directly or indirectly, from progressing any drug discovery program with respect to any target (i) that is identified as part of the Programme, (ii) that is part of any drug discovery program for which the Company has exercised its right to obtain rights to such program pursuant to Sections 5.2(a) or 5.2(c) and as permitted under the terms subsequently agreed in respect of such drug discovery program in accordance with those Clauses, or (iii) that is independently identified by or on behalf of the Company without the use of the CRT/ICR Existing Intellectual Property. In the event CRT and the ICR provide written approval for any drug discovery program that requires such approval under the preceding sentence independent of Clause 5.2(a), the Parties sha negotiate in good faith a definitive development agreement with respect to such drug discovery program on commercially reasonable and customary terms, which, for clarity, may include [***].

5.4 Subject to the rights and obligations set forth in this Clause 5 with respect to any target identified through the ICR Internal Research, nothing shall limit or restrict the ICR, CRT or CRUK, directly or indirectly, from progressing a drug discovery program outside of this Agreement with respect to any target (i) where such drug discovery program has been initiated prior to identification of such target under the Programme; or (ii) that is independently identified by or on behalf of the ICR, CRT, CRUK or a collaborative partner of any of them without the use of the Programme Intellectual Property or in breach of this Agreement. Nothing shall limit or restrict the Company, directly or indirectly, from progressing a drug discovery program outside of this Agreement with respect to any target that is independently identified by or on behalf of the Company or a collaborative partner of any of them without the use of the CRT/ICR Existing Intellectual Property, Programme Intellectual Property or, as applicable, Project Compound Intellectual Property or Project Non-Compound Intellectual Property, or in breach of this Agreement.

6.	OWNERSHIP OF INTELLECTUAL PROPERTY

6.1 Subject to any licenses granted to CRT and/or the ICR hereunder, as among the Parties, all rights in and to the Programme Intellectual Property and ICR Internal Research Program Hits shall vest solely in the Company, without regards to the inventorship thereof. Each of CRT and the ICR hereby assigns to the Company (or if assignment is not permitted, waives enforcement of or grants to the Company an exclusive, irrevocable, perpetual, worldwide, fully paid license, with the right to sublicense through multiple tiers of sublicense under) all right, title and interest CRT and the ICR, as applicable, may have in and to Programme Intellectual Property and ICR Internal Research Program Hits arid shall cooperate fully, including by providing any reasonably necessary and suitably limited powers of attorney and assignments and executing all other papers and instruments, and requiring its employees and subcontractors, to execute such reasonably necessary and suitably limited powers of attorney and assignments and all other papers and instruments, to effectuate the ownership of the Company and to enable the Company to file, prosecute, defend and enforce any Patents in such Programme Intellectual Property in any country.

21.

6.2 All rights in and to the ICR Research Target IP shall vest jointly in CRT and the ICR and the Company in equal and undivided shares, without regards to the inventorship thereof. Each Party hereby assigns and agrees to assign such of its interest in and to the ICR Research Target IP (if any) as is necessary to effect such vesting. For the avoidance of doubt, irrespective of the terms of Clause 5, the Company and CRT hereby grant the ICR a non-exclusive licence to the ICR Research Target IP for the purpose of undertaking any academic non-commercial research.

6.3 Subject to any licences granted to the Company hereunder, as among the Parties, the CRT and the ICR shall retain all rights in, title to and ownership of CRT/ICR Background Library Intellectual Property.

7.	LICENCES

7.1 The Company shall be entitled to grant sub-licences in respect of the rights granted under this Agreement, provided that no sub-licence shall be granted to a Tobacco Party. The grant of any sub-licence shall be without prejudice to the Company’s obligations under this Agreement. Any act or omission of any such Sub-Licensee which, if it were the act or omission of the Company would be a breach of any of the provisions of this Agreement, will be deemed to be a breach of this Agreement by the Company who will be liable to CRT and the ICR accordingly, unless the Company terminates such sub-licence or cures any such breach.

7.2 Subject to the terms and conditions of this Agreement, for the duration of the Services Term, the Company hereby grants to the ICR under the Programme Intellectual Property and its rights in the CRT/ICR Existing Intellectual Property (it being agreed that such grant with respect to the CRT/ICR Existing Intellectual Property is not subject to the obligations relating to sub-licenses under Clause 2.2 of the License Agreement), a non-exclusive, fully paid- up, non-transferrable, non-sublicensable (other than to Third Party Service Providers) license, solely for the ICR’s performance of its allotted tasks under the Programme. The grant of any sub-licence by the ICR to any Third Party Service Provider shall be without prejudice to the ICR’s obligations under this Agreement. Any act or omission of any such Third Party Service Provider which, if it were the act or omission of the ICR would be a breach of any of the provisions of this Agreement, will be deemed to be a breach of this Agreement by the ICR who will be liable to the Company accordingly, unless the ICR terminates such sub-licence to such Third Party Service Provider or cures any such breach.

22.

7.3 Subject to the terms and conditions of this Agreement, the Company hereby grants to the ICR a non-exclusive, fully paid-up, non-transferrable, non-sublicensable license to screen any Compound Library and to use the ICR Internal Research Program Hits (if applicable), and its rights in the ICR Research Target IP (including for the avoidance of doubt, the identity of the ICR Internal Targets as the biological target(s) of an ICR Internal Research Program Hit(s)) solely for the ICR’s performance of the ICR Internal Research (which in the case of the ICR Internal Research Program Hits will solely be for the purpose of the ICR Internal Research up to the point of notification to the JSC pursuant to Clause 5.2), or clarity, the ICR shall (a) not practice such license prior to the [***] of the Effective Date, and (b) practice such license only in accordance with Clause 5.

7.4 The Company hereby grants to each of the CRT and the ICR a non-exclusive, sub-licensable to Third Party Service Provider(s), fully paid up, perpetual, irrevocable, worldwide, licence to use the Programme Intellectual Property comprised within the Company Non-Compound Intellectual Property, for non-commercial academic research and teaching purposes. In addition, the Company acknowledges that nothing herein prohibits the ICR from purchasing or synthesizing any Programme Compound that is commercially available from a commercial reagents supplier for academic research purposes, and that the ICR shall be permitted to use such Programme Compound in accordance with the terms under which it is supplied to the ICR (or made available to academic researchers) by such supplier (if applicable).

7.5 CRT and/or the ICR shall not use or deal with the Programme Intellectual Property except as expressly permitted by this Agreement.

7.6 The Parties acknowledge that the CTU may conduct screening of the CRT/ICR Background Library pursuant to the Programme and that any CRT/ICR Background Hit Compounds may be encumbered by Third Party rights. The Parties further acknowledge that any particular compound identified by the CTU for inclusion in the Compound Library during the assembly of the Compound Library (and not as result of screening of, or utilizing, the CRT/ICR Background Library pursuant to the Programme) may also be a member of the CRT/ICR Background Library as of the date such compound was or is identified by the CTU for inclusion in the Compound Library (each, a “Duplicate Compound”). CRT and the ICR shall promptly notify the Company in the event any Duplicate Compound is identified after the Effective Date. Each CRT/ICR Background Hit Compound (including those that are deemed a Duplicate Compound) shall be subject to appropriate internal encumbrance checks by the ICR to determine whether there are any Third Party encumbrances which may prevent or limit use of such CRT/ICR Background Hit Compounds within the Programme.

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(a) Except in the case of Duplicate Compounds (which are addressed in Clause 7.6(b)), in the event that a CRT/ICR Background Hit Compound is subject to a Third Party encumbrance, CRT and the ICR shall promptly notify the Company, which notice shall describe such encumbrance and include reasonable evidence supporting the existence and description of such encumbrance (to the extent not otherwise prohibited by any confidentiality obligations of CRT and the ICR), and such CRT/ICR Background Hit Compound shall not be available to the Programme. To the extent not prohibited by a Third Party encumbrance existing as of the date that any such CRT/ICR Background Hit Compound has been identified: (i) the ICR shall disclose the structure of each such CRT/ICR Background Hit Compound (each an “Unencumbered CRT/ICR Background Hit Compound”) to the Company; (ii) CRT and the ICR each hereby grants to the Company an irrevocable, perpetual (subject to Clause 8.5 and 20.2), non-exclusive, worldwide licence, with the right to grant sub-licences through multiple tiers, under all of CRT’s and the ICR’s respective rights in and to the CRT/ICR Background Library Intellectual Property covering such Unencumbered CRT/ICR Background Hit Compound to research, develop, have developed, use, keep, make, have made, market, import, offer for sale, sell and otherwise dispose of Protein Degradation Products in the Field. The ICR and CRT (in each case to the extent applicable to such Party’s activities on behalf of the CTU only) shall not commercialise, or enter into an agreement after the Effective Date to enable any Third Party to commercialise, any of the Unencumbered CRT/ICR Background Hit Compounds whose primary mode of action is as a CRBN-binder. For the avoidance of doubt, the commercialisation of [***] shall be permitted. For the avoidance of doubt, no chemical structure disclosure or any other compound identifier disclosure shall be made by the ICR to the Company in relation to any CRT/ICR Background Hit Compounds that are not Unencumbered CRT/ICR Background Hit Compounds.

(b) In the case of each Duplicate Compound, in the event that the CRT/ICR Background Hit Compound is subject to a Third Party encumbrance (provided that, the CTU registers such Duplicate Compound made or acquired by the CTU for inclusion of such compound in the Compound Library during the assembly of the Compound Library on the CTU’s CRBN project entry under CRT’s internal compound database, and upon registration identifies that such encumbrance was in place prior to: (i) in the case of such Duplicate Compound being synthesized internally by the CTU, the date of completion of such Duplicate Compound synthesis (being such Duplicate Compound isolated and characterized to prove it has the correct identity and purity, as recorded in the CTU’s electronic lab notebook); or (ii) in the case of such Duplicate Compound being synthesized externally by a Third Party on the CTU’s behalf, or purchased by the CTU from an external supplier, the date at which such Duplicate Compound is received at the ICR as recorded in the goods received record (in each case, the date described in clause (i) or (ii), the “Encumbrance Date”)), CRT and the ICR shall promptly notify the Company, which notice shall describe such encumbrance and include reasonable evidence supporting the existence and description of such encumbrance (to the extent not otherwise prohibited by any confidentiality obligations of CRT and the ICR), and such CRT/ICR Background Hit Compound shall no longer be deemed a Programme Compound and shall not be available to the Programme. In the event that CRT and the ICR notify the Company that there is a possibility of such encumbrance being worked around such that a particular encumbered CRT/ICR Background Hit Compound might be available to work on under the Programme under certain conditions, the Parties shall discuss at the time and may agree the terms and conditions under which such CRT/ICR Background Hit Compound may be made available to work on under the Programme ([***]). To the extent not prohibited by a Third Party encumbrance existing as of the Encumbrance Date upon registering such Duplicate Compound in accordance with the CTU procedures described above: (i) subject to clause (ii), such Duplicate Compound shall remain a Programme Compound; and (ii) such Duplicate Compound shall also remain a part of any CRT/ICR Background Library and available for CRT and the ICR to use for any purpose, provided that the ICR and CRT (in each case to the extent applicable to such Party’s activities on behalf of the CTU only) shall not commercialise, or enter into any agreement after the Effective Date to enable any Third Party to commercialise, any of such Duplicate Compounds whose primary mode of action is as a CRBN-binder. For the avoidance of doubt, the commercialisation by ICR and CRT of a Duplicate Compound that is directed against a target other than CRBN binding and has only residual or minimal binding to CRBN such that such residual or minimal binding is not necessarily required for its main therapeutic activity and/or has not been pursued in development shall be permitted.

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7.7 CRT and the ICR each hereby grants to the Company a non-exclusive, fully paid up, sub-licensable through multiple tiers, world ide, licence to use the ICR Internal Research Improvements for all purposes.

7.8 Subject to the terms and conditions 0£ this Agreement, the Company and CRT hereby grants to the ICR a non-exclusive, sublicensable through multiple tiers, worldwide license to (a) use the ICR Internal Targets corresponding to the ICR Internal Research Program Hits and its rights in the ICR Research Target IP for the purpose of enabling the ICR and CRT to conduct the Non-Degradation Program pursuant to Clause 5.2(c) if neither the Company nor Versant Ventures obtains rights to such Non-Degradation Program as provided therein, and (b) use its rights in the ICR Research Target IP for the purpose of enabling the ICR and CRT to commercialise the Non-Degradation Program pursuant to Clause 5.2(c) if neither the Company nor Versant Ventures obtains rights to such Non-Degradation Program as provided therein. CRT and the ICR each hereby grants to the Company a non-exclusive, fully paid up, sub-licensable through multiple tiers, to its rights in the ICR Research Target IP for the purpose of enabling the Company to conduct the Programme and develop, manufacture and commercialize the Products discovered, developed and/or generated pursuant to any of the drug discovery projects which were initiated by the ICR pursuant to the Programme.

7.9 Except as explicitly set forth in this Agreement, no Party shall be deemed by estoppel or implication to have granted any other Party any license or other right to any intellectual property of such Party and each Party reserves all rights not otherwise expressly granted hereunder.

8.	PERFORMANCE

8.1 The Company shall use Commercially Reasonable Efforts at all times during the Term to:

(a) develop one or more Products suitable for use in human clinical trials;

(b) pursue Regulatory Authorisation and (where applicable) Price Approvals in at least [***] Major Markets for each Product in clinical development;

(c) introduce and commercialise each Product in a Major Market where Regulatory Authorisation and, where applicable, Price Approval for such Product has been obtained; and

(d) without prejudice to the generality of the foregoing, develop, pursue Regulatory Authorisation and (where applicable) Price Approvals, and commercialise (where Regulatory Authorisation and, where applicable, Price Approval for such Product has been obtained) at least one Product with an application in an Oncology Indication.

8.2 In the event that a Product is launched or ready to be launched in the United Kingdom, the Company will use Commercially Reasonable Efforts to cause such Product to be made available throughout the United Kingdom at an Affordable Price. In the event that the Company determines, through its exercise of Commercially Reasonable Efforts, that the best means of making a Product available throughout the United Kingdom at an Affordable Price is through a public assistance programme funded by the Company, the Parties shall discuss in good faith a proportionate adjustment to the royalty rates set forth in Clause 9.2(d).

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8.3 The Company shall keep CRT, and IGR fully informed of the progress made towards reaching the Milestone Events specified in Clause 9.1 and shall notify CRT, the ICR and the JSC promptly of the achievement of each Milestone Event.

8.4 If Company or any of its Affiliates or Sub-Licensees intends to undertake a Phase I Trial of any Product, Company shall notify the ICR and/or CRT, providing particulars in reasonable detail of proposed investigation. At the ICR’s and/or CRT’s request, Company shall enter into negotiations to allow the ICR and the Royal Marsden NHS Foundation Trust and CRT through CRUK to conduct and/or participate in the Phase I Trial, subject to agreement in good faith of terms acceptable to the Company, the ICR, Royal Marsden NHS Foundation Trust and/or CRT (or CRUK) (as applicable). To the extent that the development of Products by the Company and/or its Sub-Licensees is to involve further clinical studies in the United Kingdom, CRT through CRUK and/or the ICR shall be entitled to participate in such clinical studies with the Company as the Sponsor, subject to agreement in good faith of terms acceptable to the Company, CRT through CRUK and/or the ICR. The terms and conditions under which such clinical studies are to be conducted shall be set out in a separate agreement from this Agreement which shall define, among other things, the clinical studies to be performed, the timetable to which they shall be carried out and the resources and the finances which the Company will provide to enable the studies to be completed in an expeditious manner.

8.5 In the event CRT and the ICR .have reasonable concerns about the Company’s efforts with respect to a specific drug discovery project (including any abandonment thereof), which originated from the conduct of the Programme and has reached lead series identification, it shall notify the JSC of such concern and the JSC shall discuss the matter in good faith, including whether the stage of development and/or resources allocated to such project is reasonably justified as part of Company’s global strategy to support the further development and commercialisation of Products, and potential solutions to address the concerns of CRT and the ICR, such as whether CRT and the ICR may assist with the development of such project (which could include the Parties collaborating on further research and development activities on a shared risk/reward basis, for example, following identification of a pre-clinical candidate, the Company collaborating with CRT and/or the ICR on initial or further clinical studies to develop in an Oncology Indication (which may involve CRT and/or the ICR conducting such a proof of concept study with CRUK, the ICR, and/or Royal Marsden NHS Foundation Trust)), or receive a handback of such project to enable CRT and the ICR or (as directed by CRT and the ICR) another entity to continue to develop such project, in each case only if any such action will not adversely affect any part of the Programme or the further development and commercialisation of any Product.

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9.	CONSIDERATION

In consideration of the rights granted under this Agreement, the Company shall pay to CRT:

9.1 the following payments (“Milestone Payments”) within [***] of the first occurrence of each of the following events (“Milestone Events”):

(a) [***];

(b) [***];

(c) [***]; and

(d) [***].

For clarity, each Milestone Event set forth in Clauses 9.1(a) and 9.1(c) shall be payable only one (1) time, for the first achievement of such Milestone Event and each Milestone Event set forth in Clauses 9.1(b) and 9.1(d) shall be payable only one (1) time for a particular Product, regardless of how many times such Milestone Event is achieved with regards to a particular Product. Upon the occurrence of each Milestone Event with respect to a particular Product, any Milestone Event listed before it in this Clause 9.1, which is otherwise applicable to such Product and which has not occurred, shall be deemed to have occurred and the corresponding payment made to CRT. A Milestone Event may be triggered by the actions of the Company, its Affiliates, their Sub-Licensees or any person acting on behalf of the Company or its Sub-Licensees.

9.2 royalties on a Product by Product, and country by country basis until the later of:

(a) the date when the manufacture, use, offer for sale, sale or importation of a Product is no longer covered by a Valid Claim in the country of sale, use or manufacture;

(b) the expiry of [***] from the First Commercial Sale of such Product in the relevant country by the Company or its Affiliate or Sub-Licensee;

(c) the expiry of any Extended Exclusivity Period in the relevant country; and

(d) at the following royalty rates, which shall apply to the respective tiers of aggregate Net Sales of each Product in a given Year:

Product	Royalty Rate
First Product for which Net Sales occur	[***] per cent ([***])%, on that portion of Net Sales of such Product which is less than [***]

First Product for which Net Sales in excess of [***] occurs	[***] per cent ([***])%, on that portion of Net Sales of such Product which is equal to or exceeds [***]

Other Products	[***] per cent ([***])%, on that portion of Net Sales of such Product which is less than [***]

Other Products	[***] per cent ([***])%, on that portion of Net Sales of such Product which is equal to or exceeds [***]

in each case within [***] of the end of each [***] in which the relevant Net Sales are invoiced by the Company, its Affiliates or their respective Sub-Licensees.

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9.3 For the purposes of this Clause 9, a Product shall be a different from another Product if such Product consists of, comprises or contains a different Compound, as compared to any other Product.

10.	PAYMENT AND STATEMENT

10.1 All payments due to CRT under this Agreement shall be made in the Currency in cleared funds to the account of “Cancer Research Technology Limited”:

Sort code: [***]

BIC No: [***]

Dollar Account No: [***]

IBAN No: [***]

Account Name: [***]

Address: [***]

or such other account details as CRT may notify to the Company from time to time.

10.2 Where Products are sold by the Company, its Affiliates or Sub-Licensees in a currency other than the Currency, the rate of exchange to be used for converting such other currency into the Currency shall be a recognized independent third party rate of exchange which is the same as that used throughout the accounting system of the Company, its Affiliate or Sub-Licensees, as applicable, for such Year.

10.3 All costs of transmission or currency conversion shall be borne by the Company.

10.4 All payments to CRT and the ICR under this Agreement are expressed to be exclusive of value added tax howsoever arising. It is the joint understanding of the Parties that, for VAT purposes, and provided that the Company remains solely established in Switzerland, the place of supply of the services supplied by CRT or the ICR to the Company shall be deemed to be in Switzerland and outside the scope of UK VAT according to article 44 of Council Directive 2006/1 12/EC and the UK implementing legislation as well as article 8(1) of the Swiss VAT Act 2010. Based on this understanding, each of CRT and the ICR shall not be entitled to charge either UK VAT or Swiss VAT on any payments under this Agreement to the Company. Conversely, the Company shall account for Swiss VAT on the purchase of services from abroad under the reverse charge regime according to article 45(l)(a) of the Swiss VAT Act 2010. Any change in the UK VAT legislation (whether it be after the UK leaves the European Union or otherwise) that requires CRT or the ICR to account or and pay UK VAT to HMRC on payments received by CRT or the ICR under this Agreement, shall require the Company to pay such VAT to CRT or the ICR in addition to those payments against receipt of a valid VAT invoice or invoices from CRT or the ICR (as applicable). Each Party shall be solely responsible for the payment of all taxes imposed on any income it receives which arises directly from the efforts of the Parties under this Agreement.

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10.5 All sums payable under this Agreement shall be paid without deduction or deferment in respect of any claims whatsoever and of any taxes except any tax which the Company is required by law to deduct or withhold. If the Company is required by law to make any such tax deduction or withholding, the Company shall give reasonable assistance to CRT or the ICR (as applicable) to claim exemption from or (if that is not possible) a recovery of or credit for the deduction or withholding under any applicable double taxation or similar agreement from time to time in force, and shall promptly give CRT or the ICR (as applicable) proper evidence as to the deduction or withholding and payment over of the tax, including any value added tax, deducted or withheld.

10.6 Where CRT or the ICR does not receive payment of any undisputed sums due to it by the due date except where such dispute is resolved in CRT’s or the ICR’s favour under Clause 11.2, interest shall accrue both before and after any judgment on the sum due and owing to CRT at the rate equivalent to an annual rate of [***] percent ([***]%) over the then current [***], or, if lower, the highest rate permitted under applicable law, until the full amount is paid to CRT or the ICR, without prejudice to CRT’s or the ICR’s right to receive payment on the due date.

10.7 Within [***] after the end of each [***], the Company, shall send to CRT a written statement detailing in respect of that [***] (including a nil report if appropriate):

(a) any Milestone Payments which became due to CRT;

(b) the aggregate Net Sales in respect of that [***] for each Product in each country of the Territory and the total royalties payable to CRT in respect of Net Sales;

(c) the type and value of deductions made in the calculation of Net Sales by each Product, and country;

(d) any currency conversions, showing the rates used;

(e) any further information necessary for the calculation of Net Sales of Products and/or the royalties on Net Sales due to CRT; and

(f) the amount of the royalties due to CRT in respect of that [***].

10.8 The Company shall give CRT prompt notice upon the occurrence of the achievement of any Milestone Event.

11.	ACCOUNTS

11.1 The Company shall:

(a) keep and notwithstanding termination of this Agreement, maintain and shall procure that each of its Sub-Licensees, and each of its Affiliates and their respective Sub-Licensees and subcontractors, as applicable, keep and maintain, for at least [***], complete and accurate accounts and records (including any underlying documents supporting such accounts and records) in sufficient detail to enable the amount of all sums payable under this Agreement to be determined; and

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(b) during the Term and thereafter until the said period of [***] relevant to the accounts and records has expired, at the reasonable request of CRT (subject to Clause 11.2) at the expense of CRT, permit or procure permission for an independent, chartered accountant nominated by CRT, and reasonably acceptable to the Company, to inspect the accounts and records kept pursuant to Clause 11.1(a) to confirm any payments due hereunder for a period covering not more than the preceding [***]. Such audits shall not be performed more frequently than [***], except in the event of a dispute under Clause 11.3 below, and no more frequently than once with respect to records covering any given period. Such audits may be exercised upon reasonable prior written notice to the other Party and shall be conducted during regular business hours. Subject to receiving not less than [***] written notice, the Company shall at the request of CRT assemble in one location all such relevant accounts and records of the Company, Affiliates and Sub-Licensees. All information disclosed in such audit shall be used only for the purpose of verifying payments or compliance with this Agreement and shall be treated as Confidential Information of the Party subject to audit, subject to the obligations of this Agreement.

11.2 CRT shall bear the full cost of such audit; provided that if, following any inspection pursuant to Clause 11.1(b), CRT’s nominated accountant certifies to CRT that the payments in respect of any Quarter or Year fall short of the sums which were properly payable in respect of that Quarter or Year under this Agreement, CRT shall send a copy of the certificate to the Company and the Company shall (subject to Clause 11.3) within [***] of the date of receipt the certificate pay the shortfall to CRT and, if the shortfall exceeds [***] per cent ([***]%) of the sum properly payable, the Company shall also reimburse to CRT the reasonable costs and expenses of CRT in making the inspection.

11.3 If within [***] of the date of receipt by CRT of any certificate produced pursuant to Clause 11.2, Company notifies the other Party in writing that it disputes the certificate, then dispute shall be referred for resolution by Expert in accordance with Clause 32.1. For the duration of the Service Term and [***] thereafter, the ICR shall keep and maintain complete and accurate accounts and records (including any underlying documents supporting such accounts and records) of any outsourcing costs that ICR has incurred in the course of conducting the Programme in sufficient detail to enable the amount of all such sums reimbursed by Company under this Agreement to be determined. At Company’s request (not more than [***] during the Service Term and for [***] after), the ICR shall provide the Company with proof of the ICR having incurred any such outsourcing costs.

12.	INTELLECTUAL PROPERTY PROTECTION, PROCEEDINGS AND COSTS

12.1 Subject to Clause 12.2, 12.3 and 12.4, the Company shall have the first right, but not the obligation, for preparing; filing, prosecuting and maintaining (including any patent interference, reexamination, inter partes review, post-grant review, reissue, revocation, opposition and appeal proceedings) any Programme Patents, which, during the Term, will be in accordance with the strategy agreed by the JSC. CRT and the ICR shall provide the Company all reasonable assistance and cooperation requested in the Programme Patent preparation, filing, prosecution and maintenance efforts provided in this Clause 12.1, including providing any reasonably necessary and suitably limited powers of attorney and assignments and executing any other required documents or instruments for such filing, prosecution and maintenance.

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12.2 The Company shall keep CRT and the ICR reasonably informed as to the prosecution and maintenance status of the Programme Patents. At Company’s sole discretion, Company shall be at liberty to instruct its patent agent to copy CRT and the ICR into correspondence sent by the patent agent in which case Company shall be deemed to have complied with this Clause 12.2.

12.3 The following shall apply in respect of any part of the Programme Patents which directly relates to a Product discovered, developed and/or generated in a specific drug discovery project which was initiated by the ICR pursuant to the conduct of the Programme (the “Selected Programme Patents”):

(a) If Company elects to stop the prosecution and maintenance of any part of the Selected Programme Patents, Company shall notify CRT and ICR in writing of such decision (and (if applicable) any associated Commercial Delay Rationale (as defined below)), but no later than [***] prior to the expiration of any applicable time bars. During the aforementioned [***] notice period, Company shall retain the responsibility for the prosecution and maintenance of the Selected Programme Patent in question. On expiry of such notice period unless Company demonstrates to [***] (the “Commercial Delay Rationale”):

(i) Company shall, at CRT’s (of if CRT declines, ICR’s) request, promptly provide copies to CRT (or any person nominated by CRT, or if CRT declines, ICR) any and all documents and information in Company’s control relating to such Selected Programme Patents; and

(ii) CRT (or if CRT declines, ICR) shall be free to prosecute or abandon such Selected Programme Patents at its sole discretion.

Should CRT and/or ICR dispute the Commercial Delay Rationale set out in the notice, the matter may be referred for determination in accordance with Clause 32.

12.4 Each Party will notify the other, in writing as soon as reasonably practicable after it becomes aware that any claim is made or threatened against CRT, the ICR, the Company or a Sub-Licensee (in the case of the latter, where this is made known to the Company) by any Third Party that the exercise by CRT, the ICR, the Company or such Sub-Licensee of the rights granted pursuant to this Agreement infringes any Patent or other rights of any Third Party.

12.5 In the event of the circumstances described in Clause 12.5 arising, (a) the Company shall use Commercially Reasonable Efforts to take such steps as may be necessary in order to address as appropriate any such alleged infringement by the Company, its Affiliates or its Sub-Licensees, and CRT and the ICR shall, at the Company’s cost, give it all reasonable co-operation in this regard, and (b) each of CRT and the ICR shall use Commercially Reasonable Efforts take such steps as may be necessary in order to address as appropriate any such alleged infringement by CRT and/or the ICR, and the Company shall, at cost of CRT and the ICR, give them all reasonable co-operation in this regard.

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12.6 Each Party will notify the other in writing as soon as it becomes aware of any infringement or suspected infringement by a third party of any of the Programme Patents or any unauthorised use of the Programme Know How and/or Programme Materials and the Company shall have the sole right, but not the obligation to:

(a) at its own cost, and subject to Clause 8, bring proceedings in its own name for infringement of the Programme Patents or misappropriation of and/or unauthorized used the Programme Know How and/or Programme Materials; and

(b) in any such proceedings settle any claim for infringement of the Programme Patents or misappropriation of and/or unauthorized used the Programme Know How and/or Programme Materials.

12.7 In any such proceedings, CRT and the ICR shall, at the Company’s cost, promptly provide the Company with all documents and assistance as the Company may reasonably require, including joining in any such proceeding and/or providing any reasonably necessary and suitably limited powers of attorney. The Company shall promptly provide CRT and the ICR with notice of such proceedings, keep CRT and the ICR regularly informed of progress and promptly provide CRT and the ICR with such information as CRT and/or ICR may reasonably require, including copies of all documents filed at court or other tribunal in such proceedings. [***].

13.	REPRESENTATIONS, WARRANTIES AND COVENANTS

13.1 Each Party represents and warrants to the other Parties that:

(a) such Party has the full power and authority to enter into this Agreement and to carry out the provisions hereof;

(b) such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

(d) the execution, delivery and performance of this Agreement by such Party does not conflict in a material manner with any agreement or any provision thereof, or any instrument or written understanding to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

(e) no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations currently in effect, is or will be necessary for the execution of this Agreement; and

(f) in respect of the subject-matter of this Agreement, it will not employ any individual or entity debarred by the FDA (or subject to a similar sanction of any equivalent Competent Authority outside the United States of America) or, to its knowledge, that is the subject of any FDA debarment investigation or proceeding (or similar proceeding of any equivalent Competent Authority outside the United States of America), it being understood that details of the subjects of FDA debarment investigations are not published and a Party would not make any particular enquiries of relevant individuals outside such Party’s standard policies and procedures.

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13.2 Except as otherwise expressly set forth in this Agreement, NO PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT THEIR EXERCISE OF ANY INTELLECTUAL PROPERTY RIGHT UNDER THIS AGREEMENT DOES NOT INFRINGE ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

13.3 No claim for breach of any of the representations or warranties in Clause 13.1 may be brought against CRT, the ICR or the Company, as applicable, after [***] has elapsed from the Services Expiry Date, after which date CRT, the ICR and the Company shall each be fully and completely discharged from any liability for breach of any of the representations or warranties in Clause 13.1.

13.4 The Company’s aggregate liability, and CRT’s and the ICR’s combined aggregate liability, for breach of one or more of the representations or warranties in Clause 13.1 and clause 6 of the License Agreement shall be limited to [***], provided that CRT’s and the ICR’s liability shall be several and not joint.

13.5 Covenants of the Parties. The Company covenants to CRT and the ICR, and each of CRT and the ICR covenants to the Company, that:

(a) all employees, agents or subcontractors of such Party or its Affiliates conduct activities under the Programme will be under the obligation to assign all right, title and interest in and to their inventions and discoveries, whether or not patentable, made, generated or developed in the course and as a result of such work to such Party as the sole owner thereof;

(b) Such Party shall perform its activities pursuant to this Agreement in compliance (and shall ensure compliance by any of its subcontractors) in all material respects with all applicable laws, in each case as applicable under the applicable laws and regulations of the country and the state and local government wherein such activities are conducted.

14.	INDEMNITY ·

14.1 The Company shall indemnify and hold harmless the Indemnified Parties from and against any and all liabilities, losses, damages, costs and expenses, including, without limitation, reasonable legal fees (collectively, “Losses”) arising out of or resulting from any and all Third Party suits, claims, actions, proceedings, investigations or demands (“Claims”) in connection with the exercise by the Company or a Sub-Licensee of any rights to the Programme Intellectual Property, or based upon or in connection with the development, manufacture or commercialization of any and all Products by or on behalf of the Company or any of its Affiliates or Sub-Licensees, except, in each case to the extent such Losses arise from (a) the gross negligence or willful misconduct of such Indemnitee; or (b) a material breach of any representation, warranty, covenant or obligations under this Agreement by CRT or the ICR.

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14.2 Promptly after receipt by the Company of any claim or alleged claim or notice of the commencement of any action, administrative or legal proceeding, or investigation to which the indemnity provided for in this Clause 14 may apply, the Company shall give written notice to CRT and the ICR of such fact. In the event that any Indemnitee entitled to indemnification under Clause 14.1 is seeking such indemnification, such Indemnitee shall (a) give written notice to the Company of the Claim as soon as reasonably practicable after such Indemnitee receives notice of such Claim, (b) permit the Company to assume the direction and control of the defence of such Claim (including the sole right to settle it at the sole discretion of the Company, taking into consideration in good faith any reasonable concerns or objections raised by the Indemnitee; provided that such settlement does not impose any obligation on, or otherwise adversely affect, the Indemnitee or other Party), (c) cooperate as reasonably requested (at the expense of the Company) in the defence of such Claim, and (d) undertake all reasonable steps to mitigate any loss, damage or expense with respect to such Claim. If the Company fails to assume the defence thereof by providing the relevant Indemnitee notice of such election in writing within [***] after receipt by the Company of notice of such Claim, the Indemnitee may assume such defence and for the avoidance of doubt the indemnity in Clause 14.1 shall extend to the reasonable legal and other expenses consequently incurred in connection with such defence to the extent such Indemnitee is entitled to indemnification under Clause 14.1. The Company and the relevant Indemnitee will co-operate in good faith in the conduct of any defence, provide such reasonable assistance as may be required to enable any claim properly to be defended and the Party with conduct of the action shall provide promptly to the other Party copies of all correspondence and documents and notice in writing of the substance of all oral communications relating to such action.

14.3 Should the Company assume conduct of the defence, the Indemnitee may retain separate legal advisers, at its sole cost and expense, save that if the Company wrongly denies the applicability of the indemnity or reserves its position in relation to the same, the indemnity in this Clause 7 shall extend to the Indemnified Party’ reasonable costs and expenses so incurred.

15.	INSURANCE

Reasonably prior to Commencement of a Phase I Trial, the Company shall put in place and thereafter maintain in accordance with the terms of this Clause 15, at its own cost, comprehensive product liability insurance and general commercial liability insurance. The Company shall ensure at CRT’s and/or the ICR’s request, that CRT and/or the ICR interest as co-assured be noted on the policy or policies. Within [***] of the Effective Date and of the beginning of each policy period, the Company shall, upon the reasonable request of CRT and/or the ICR, provide CRT and/or the ICR with a certificate evidencing the coverage required hereby, and the amount hereof and the noting of CRT and/or the ICR’s interest. Such insurance shall be with a reputable insurance company and shall be maintained for not less than [***] following the expiration/termination of this Agreement for any reason or, if such coverage is of the “claims made” type, for [***] following the expiration or termination of this Agreement for any reason.

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16.	LIMITATION OF LIABILITY

16.1 EXCEPT AS SET FORTH IN CLAUSE 16.2, NO PARTY, NOR CRUK, NOR THEIR RESPECTIVE OFFICERS, EMPLOYEES AND AGENTS SHALL HAVE LIABILITY WHETHER UNDER STATUTE OR IN TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE), CONTRACT OR OTHERWISE TO ANY OTHER PARTY AND/OR CRUK IN RESPECT OF ANY CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, INCLUDING LOSS OF GOODWILL, OPPORTUNITY, PROFIT OR CONTRACT; PROVIDED THAT, BECAUSE MONETARY DAMAGES MAY NOT ADEQUATELY COMPENSATE A PARTY FOR A BREACH OF THE CONFIDENTIALITY PROVISIONS OF CLAUSE 17 BY ANY OTHER PARTY AND REMEDIES UNDER CLAUSE 17.6 MAY BE INADEQUATE OR UNAVAILABLE WITH RESPECT TO SUCH A BREACH, THE FOREGOING LIMITATION ON LIABILITY WILL NOT LIMIT A PARTY’S RIGHT TO RECOVER FROM ANY OTHER PARTY CONSEQUENTIAL OR INDIRECT DAMAGES (BUT NOT PUNITIVE DAMAGES) SUSTAINED AS A RESULT OF BREACH BY SUCH OTHER PARTY OF THE CONFIDENTIALITY PROVISIONS OF CLAUSE 17, BUT TO THE EXTENT ANY SUCH DAMAGES ARISE AS A RESULT OF A BREACH OF CLAUSE 17, THE BREACHING PARTY’S LIABILITY FOR ANY SUCH DAMAGES SHALL BE LIMITED TO [***] AND CRT’S AND THE ICR’S LIABILITY FOR ANY SUCH DAMAGES SHALL BE SEVERAL AND NOT JOINT.

16.2 Nothing in this Agreement shall be construed as excluding or limiting the liability of any Party or CRUK or any of their respective officers, employees and agents to the other Party for death or personal injury of any person resulting from the negligence or willful misconduct of such persons.

17.	CONFIDENTIALITY

17.1 Pursuant to Clause 18, each Party (the “Receiving Party”) shall keep, and it shall cause its respective directors, employees, agents and subcontractors to keep, secret and confidential all Confidential Information of any other Party which is disclosed to it by or on behalf of the other Party (the “Disclosing Party”) and shall not use or disclose to any person whatsoever such Confidential I formation or any part of it, other than:

(a) in the case of the- Company, disclosure to Sub-Licensees and Third Party Service Providers, subject to compliance with Clause 22.3, provided that each such person shall be bound by obligations of non-disclosure and non-use no less stringent than those in this Agreement, and as necessary in communications with Competent Authorities in the Territory relating to Products;

(b) in the case of each Party, to its Affiliates and their respective directors, officers, employees or agents, in connection with the performance of its obligations or exercise of its rights under this Agreement, provided that each such person shall be bound by obligations of non-disclosure and non-use no less stringent than those in this Agreement;

(c) in the case of the Company, to potential or actual acquirers, merger candidates or investors or venture capital firms, investment bankers or other financial institutions or investors, provided that in connection with such disclosure, the Company shall inform each disclosee of the confidential nature of such Confidential Information and cause each disclosee to treat such Confidential Information obligations of non-disclosure and non-use no less stringent than those in this Agreement;

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(d) in the case of CRT and ICR, to CRT/ICR Reviewers in accordance with Clause 17.4;

(e) in the case of CRT and ICR, to any actual or potential royalty purchaser contemplated by Clause 22.2; provided that no chemical structures shall be disclosed to any or all such disclosees and each such disclosee shall be bound by written obligations of non-disclosure and non-use no less stringent than those in this Agreement; or

(f) to the .extent expressly authorized by this Agreement or otherwise agreed to in writing.

In respect of any disclosures of any Confidential Information made by a Party to such Party’s directors, officers, employees or agents, subcontractors or, in the case of the Company, Sub-Licensees, Third Party Service Providers, potential or actual acquirers, merger candidates or investors or venture capital firms, investment bankers or other financial institutions or investors, the Disclosing Party shall be responsible for any failure by such recipient to treat the disclosed Confidential Information as required under this Clause 17.

17.2 The provisions of Clause 17.1 shall not apply to any Confidential Information of the Disclosing Party which the Receiving Party can demonstrate by competent evidence:

(a) was in its possession (other than under an obligation of confidence to any other Party or to a Third Party) at the date of receipt;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c) became generally available to the public or otherwise enters the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement or any other obligation of confidentiality owed to the Party communicating such information to the other; and/or

(d) was developed independently by the Receiving Party, as evidenced by its contemporaneous written records, provided that Programme Materials and Programme Know How shall be deemed the Confidential Information of the Company and the Company the Disclosing Party and each of CRT and the ICR the Receiving Party with respect thereto.

17.3 Notwithstanding the provisions of Clause 17.1, the Receiving Party may disclose Confidential Information, without violating its obligations under this Agreement, to the extent the disclosure is required by a valid order of a court or other governmental body of competent jurisdiction or is otherwise required by law or regulation, provided that the Receiving Party shall give reasonable prior written notice to the Disclosing Party of such required disclosure and, at the Disclosing Party’s request and expense, shall cooperate with the Disclosing Party’s efforts to contest such requirement, to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the law or regulation required, and/or to obtain other confidential treatment of such Confidential Information.

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17.4 CRT and ICR shall provide the Company, upon reasonable notice, the opportunity to review and comment on any Confidential Information proposed to be disclosed to CRT/ICR Reviewers and shall give due consideration to any comments received from the Company. CRT and ICR recognise the need to protect the confidentiality of the chemical structures of the Compound Library and pre-clinical candidates, and the Programme Know How that is the data associating that Unencumbered CRT/ICR Background Hit Compounds (where identified by chemical structure) bind CRBN. Prior to disclosing the chemical structure of any pre-clinical candidate (to the extent not already in the public domain), CRT and ICR shall, where practicable, limit the content of materials disclosed to CRT/ICR Reviewers to (in the following order of priority): [***]. CRT and ICR will use reasonable endeavours to ensure that any such disclosure to CRT/ICR Reviewers is made in confidence (whether under the terms of an appropriate confidential disclosure agreement with CRT, CRUK or otherwise which has a minimum confidentiality term of [***] from the date of disclosure).

17.5 Subject to Clause 17.4, the provisions of this Clause 17 shall remain in force for a period of [***] from the date of disclosure.

17.6 Given the nature of the Confidential Information and the competitive damage that a party would suffer upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages would not necessarily be a sufficient remedy for any breach of this Clause 17. In addition to all other remedies, a Party shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Clause 17.

18.	PUBLICATIONS

18.1 Any publication of Programme Intellectual Property generated by the ICR will be led by the ICR. Each proposed presentation or publication containing details of work or results of the Programme shall be sent to a reviewer appointed by each the Company, CRT and the ICR at the first meeting of the JSC (the “Reviewers”) for review prior to submission to any Third Party for presentation or publication. Each Party shall have the right to replace its Reviewer upon written notice to the other Parties. The Reviewers shall review each such presentation or publication within [***] of its receipt. Whether or not such presentation or publication is to be permitted, with or without amendments, shall be subject to the unanimous, written consent of the Reviewers, taking into account the patentability of the proposed subject matter of disclosure and the value of such information as secret and confidential information. Notwithstanding the foregoing or anything to the contrary herein, at the request of the Company, any Confidential Information of Company which is not Programme Intellectual Property generated by or on behalf of the ICR contained within such proposed presentation or publication shall be removed prior to its submission for presentation or publication by the Party submitting such presentation or publication for review. The Reviewers may decide to postpone presentation or publication by up to [***] to allow for the filing of a patent application or the taking of such other measures as the Reviewers deem appropriate to establish and preserve any proprietary rights in the information in the proposed presentation or publication. If the Reviewers disagree whether such publication should be permitted the dispute shall be referred to the JSC and in the event of a continuing dispute, publication shall be permitted no later than [***] following receipt of the proposal by the Reviewers for review, provided that no scientific paper shall be restricted for publication on the basis that it contains information which is also contained in a patent application, the specification of which has been published.

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18.2 The Company and CRT acknowledge the importance of publications to the academic standing of the ICR. Accordingly, each of the Company, CRT and the ICR shall use Commercially Reasonable Efforts to facilitate publication of the results of the Programme. Publications shall make an appropriate acknowledgment of the respective contributions of the Parties, which may be by co-authorship of the publication as may be scientifically appropriate or customary or as otherwise agreed, on a publication by publication basis.

19.	TERM AND TERMINATION

19.1 -This Agreement will become effective on the Effective Date and shall remain in full force and effect until terminated in accordance with the provisions of this Clause 19.

19.2 Without prejudice to any other rights of the Parties, this Agreement may be terminated by notice in writing:

(a) by the Company or by CRT and the ICR (acting together) if the Company, in the case of CRT and the ICR as the terminating Party, or if either CRT and/or the ICR, in the case of the Company as the terminating Party, is in material breach of any of its obligations under this Agreement, for the avoidance of doubt including those of Clause 8, and in the case of a remediable breach fails to remedy such breach within [***] of written notice to the breaching Party containing particulars of such breach and requiring it to be remedied and copied to any other non-breaching Party; provided, however, that if any breach other than a payment breach) is not reasonably curable within [***] and if the breaching Party has provided a reasonable plan for cure of such breach during such [***] period and is making a bona fide effort to cure such breach by diligently implementing such plan, such cure period will be extended for a time period to be agreed by the Parties (but in no event more than an additional [***]) in order to permit the breaching Party a reasonable period of time to cure such breach in accordance with such plan;

(b) by CRT and the ICR (acting together) forthwith if a voluntary arrangement is proposed or approved or an administration order is made, or a receiver or administrative receiver is appointed of any of the Company’s assets or undertakings or a winding-up resolution or petition is passed (otherwise than for the purpose of solvent reconstruction or amalgamation) or similar or equivalent action is taken against or by the Company by reason of its insolvency or in consequence of debt, in each case, which is not dismissed, discharged, bonded or stayed within [***] after the filing thereof or initiation of such action;

(c) by the Company forthwith if the circumstances described in Clause 19.2(b) apply to the ICR during the Services Term;

(d) by the Company upon [***] written notice to CRT and the ICR if CRT and/or the ICR challenges or seeks to challenge the validity of the Programme Patents or any of them and each of CRT and the ICR shall forthwith in writing notify the Company of any decision to challenge the Programme Patents or any of them which it makes or of which it becomes aware;

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(e) by CRT and the ICR (acting together) forthwith upon written notice to the Company in the event of any transaction between the Company and a Tobacco Party in which a Tobacco Party acquires more than [***] of the voting equity securities of the Company;

(f) by CRT and the ICR (acting together) upon [***] written notice to the Company if the Company permanently abandons all discovery, development and commercialization efforts for all Products (i) as indicated in a written notice by the Company to the ICR and CRT or (ii) as demonstrated by failure by the Company and its Affiliates and any Sub-Licensees to conduct any such efforts for a consecutive [***] period or longer, unless the Company provides reasonable evidence to CRT and the ICR within such [***] period showing that it or any of its Affiliates or Sub-Licensees has conducted any such efforts during the prior [***] period; or

(g) by the Company upon [***] written notice to CRT and the ICR if the JSC determines that the continuation of the Programme or development of Products would be commercially unreasonable, scientifically unviable, illegal, unethical or impossible; or

(h) for any and/or no reason, by the written agreement of the Parties.

20.	EFFECTS OF TERMINATION

20.1 Upon the termination of this Agreement for any reason:

(a) to the extent not already paid by the Company, the Company shall be obligated to make payment to the ICR of the amounts specified in Clause 3.3;

(b) the Company shall, within [***] of notice of termination of this Agreement provide CRT with a final written statement detailing, in respect of the time elapsed since the last report under Clause 10.7, the matters set out in Clause 10.7;

(c) except to the extent that a Party obtains or retains the right to use Confidential Information of another Party pursuant to the terms of this Agreement, each Party shall promptly return to the other Party, or delete or destroy, all relevant records and materials in such Party’s possession or control containing Confidential Information of another Party; provided that such Party may keep one (1) copy of such materials for archival purposes only subject to continuing confidentiality obligations; and

(d) all other rights and obligations of the Parties shall terminate forthwith, except for those rights and obligations that survive termination of this Agreement as otherwise provided in this Clause 20.

39.

20.2 Upon termination of this Agreement by CRT and the ICR (acting together) pursuant to Clause 19.2(a), 19.2(b), 19.2(e) or 19.2(f), by the Company pursuant to 19.2(g) or on mutual agreement pursuant to Clause 19.2(h), effective as of such termination, at the written request of CRT or ICR, the Company shall, and it hereby does, automatically grant to CRT and the ICR (acting together), a right of first negotiation, exercisable within [***] after the termination date, upon commercially reasonable terms and conditions (taking into account CRT and the ICR’s needs for drug development and commercialization), which may include revenue-sharing arrangements (which amongst any other relevant factors shall take into account each Party’s contribution to the relevant intellectual property), to be negotiated in good faith by the Parties for up to one hundred and [***] from the date of exercise, or for up to an additional [***] period at the election of CRT and the ICR, to obtain a license, under the Company’s rights in the Programme Intellectual Property, the CRT/ICR Existing Intellectual Property, the CRT/ICR Existing Compound Library, the ICR Internal Research Program Hits, ICR Research Target IP, if applicable, and any other intellectual property rights owned or in the control of the Company that are reasonably necessary for the development, manufacture or commercialization of any Product, to research, develop, make, have made, market, use and sell Products. If the Parties have not completed a licence agreement by the end of the initial one hundred and [***] period, at the election of CRT and the ICR, the Parties shall seek to resolve any dispute and finalise the licence agreement by escalating to the Executive Officers of the Parties who shall also meet in the first instance (whether in person or via teleconference) within [***] of CRT’s or the ICR’s communication of such election to the Company to seek resolution in good faith.

20.3 Upon termination of this Agreement by the Company pursuant to Clause 19.2(a), 19.2(c) or 19.2(d), the licences granted to the ICR pursuant to Clause 7.3 shall terminate forthwith, provided that the ICR shall have the right to complete the ICR Internal Research with respect to any drug discovery program initiated by the ICR and approved by the JSC prior to the effective date of such termination, subject to the ICR’s and the CRT’s continued compliance with the terms and conditions of this Agreement, including Clause 5.

20.4 The termination of this Agreement howsoever arising, will be without prejudice to the rights and duties of any Party accrued prior to termination. The following Clauses will continue to be enforceable notwithstanding termination: Clauses 1, 6, 7.4, 7.5, 7.6, 7.7, 8, 9, 10, 11 (for the period specified therein), 12, 13.2, 14, 15 (for the period specified therein), 16, 17 (for the period specified therein), 20 (including any clauses referenced therein), 21, 22, 23, 24, 25, 27, 28, 29, 31, 32, 33 and 34.

20.5 In the event that Company were to decide that it wanted to destroy quantities of the Compound Library (i.e. the physical material), the Company shall use reasonable endeavors to notify CRT and the ICR and, at CRT’s and/or ICR’s request and expense, transfer such quantities of the Compound Library to the ICR.

21.	FORCE MAJEURE

21.1 No Party shall be liable for any delay or failure in performance if such delays are caused by strike, riot, civil commotion, fire, acts of God or other circumstances beyond its reasonable control which circumstance that Party could not reasonably have been expected to take into account at the Effective Date and provided that:

(a) the Party so affected shall give prompt notice thereof to the other Parties;

(b) the suspension of performance is no greater scope than is required by the Force Majeure; and

(c) lack of funds shall not be interpreted as an event or circumstance beyond the reasonable control of a Party.

40.

21.2 Subject to Clause 21.3 below, the Party giving such notice shall be excused from such of its obligations hereunder for as long as it continues to be so affected and shall perform its obligations as soon as such circumstances shall cease to affect its operations.

21.3 If such force majeure continues unabated for a period of at least [***], the Parties will meet to discuss in good faith what actions to take or what modifications should be made to this Agreement as a consequence of such force majeure in order to alleviate its consequences on the affected Parties.

22.	ASSIGNMENT AND SUB-CONTRACTING

22.1 This Agreement shall be binding upon and inure to the benefit of the Parties, their permitted successors and assigns. This Agreement shall only be assignable:

(a) by any Party to any of Affiliate of such Party without the consent of the other Parties provided that such Affiliate is not a Tobacco Party;

(b) by any Party with the written consent of the others; or

(c) by any Party without the consent of the other Parties, to any successor to all or substantially all the assets of its business to which this Agreement relates provided that it is not a Tobacco Party.

Any purported assignment in violation of this Clause 22.1 shall be null and void.

22.2 Notwithstanding the foregoing, the rights of CRT to Milestone Payments and/or royalties under this Agreement (but, for the avoidance of doubt, not any obligations or duties of CRT) shall be assignable by CRT solely in connection with a transaction with an assignee concerning such rights of CRT’s.

22.3 No Party may sub-contract its obligations under this Agreement to any Third Party without the prior written consent of the other Parties, provided that (i) the Company may sub-contract its obligations under this Agreement to an Affiliate of the Company or a Third Party Service Provider without the consent of the other Parties, and (ii) the ICR may sub-contract its obligations under this Agreement to a Third Party Service Provider without the consent of the other Parties. Each Party shall ensure that an appropriate written agreement is put in place with each permitted subcontractor, and/or in the case of the Company, Third Party Service Provider. Any act or omission of an Affiliate of a Party (and/or a Third Party Service Provider of the Company), which, if it were the act or omission of such Party (and/or the Company, as applicable) would be a breach of any of the provisions of this Agreement, will be deemed to be a breach of this Agreement by such Party who will be liable to the other Parties accordingly.

41.

23.	NOTICES

All notices shall be in writing and sent by hand, facsimile, or post and shall be deemed to be properly served (i) if sent by hand on [***], when delivered at the relevant address and if delivered at any other time, on [***]; (ii) if sent by post, [***] after posting; (iii) if sent by facsimile on [***], when transmitted and if sent at any other time, on [***], provided a confirmatory copy is sent by post within [***] of transmission, and shall be sent to the following addresses or facsimile numbers as may be amended by the relevant Party in writing:

For the attention of:

The Company:	Monte Rosa Therapeutics AG Aeschenvorstadt 36 4051 Basel Switzerland Facsimile: [***] For the attention of: Chief Executive Officer

CRT:	Cancer Research Technology Limited Angel Building 407 St John Street London, EC1V 4AD England Facsimile: [***] For the attention of: The Chief Executive Officer

The ICR:	The Institute of Cancer Research: Royal Cancer Hospital 123 Old Brompton Road London, SW7 3RP United Kingdom For the attention of: The Director of Enterprise

Versant Ventures	Versant Ventures Aeschenvorstadt 36 4051 Basel Switzerland Facsimile: [***] For the attention of: Chief Executive Officer

24.	VARIATION

No variation, modification, amendment, extension or release from any provision hereof shall be effective unless it is in writing, signed by the Parties.

25.	ENTIRE AGREEMENT

25.1 Each of the Parties confirms that the Agreement (including all Schedules hereto), together with the Transaction Documents, represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement between the Parties with respect thereto.

42.

25.2 Each Party confirms that:

(a) in entering into this Agreement it has not relied on any representation or warranty or undertaking which is not contained in this Agreement; and

(b) in any event, without prejudice to any liability for fraudulent misrepresentation or fraudulent misstatement, no Party shall be under any liability or shall have any remedy in respect of misrepresentation or untrue statement unless and to the extent that a claim lies under this Agreement or any Transaction Document.

26.	FURTHER ASSURANCE

The Parties hereby undertake to do all such other acts and things, and execute and provide all such documents at the requesting Party’s cost as may be necessary or desirable to give effect to the purposes of this Agreement.

27.	WAIVER

No waiver, release, relaxation, forbearance or indulgence by any Party in enforcing any of the terms or conditions of this Agreement or the granting of time by any Party to any other shall prejudice, affect or restrict the rights and powers of such Party. The waiver of any breach of any term or any condition of this Agreement shall not be construed as a waiver of any subsequent breach of a term or condition of the same or of a different nature. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

28.	SEVERABILITY

28.1 If the whole or any part of this Agreement is or becomes or is declared illegal, invalid or unenforceable in any jurisdiction for any reason (including by reason of the provisions of any legislation and/or by reason of any court of competent jurisdiction):

(a) in the case of the illegality, invalidity or unenforceability of the whole of this Agreement it shall terminate only in relation to the jurisdiction in question; or

(b) in the case of the illegality, invalidity or unenforceability of a part of this Agreement that part shall be severed from this Agreement in the jurisdiction in question and that illegality, invalidity or unenforceability shall not in any way whatsoever prejudice or affect the remaining parts of this Agreement which shall continue in full force and effect and in no circumstances shall sums paid by the Company to CRT or the ICR under this Agreement be repayable.

28.2 If in the reasonable opinion of any Party any severance under this Clause 28 materially affects the commercial basis of this Agreement, the Parties shall discuss, in good faith, ways to eliminate the material effect.

43.

29.	LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of England and Wales. The Parties agree, subject to Clause 32 below, to submit to the exclusive jurisdiction of the English courts in respect of any dispute arising out of or in connection with this Agreement (except in respect of disputes under Clause 17 where jurisdiction is non-exclusive).

30.	EXECUTION

This Agreement may be executed in any one or more number of counterpart agreements each of which, when executed, shall be deemed to form part of and together constitute this Agreement. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

31.	ANNOUNCEMENTS AND USE OF NAMES

31.1 Save as provided in Clause 31.2 no Party shall make, or procure or permit the making of, any press release or other public announcement in relation to this Agreement without first obtaining the written approval of the other Parties to any such release or announcement, which shall not unreasonably be withheld, conditioned or delayed.

31.2 Each Party agrees that it may make any announcement with respect to this Agreement or any ancillary matter as shall be required by law or the regulations of any stock exchange to which it is subject, without the other Parties’ consent (which shall not unreasonably be withheld, conditioned or delayed) provided it has used reasonable endeavours in the time available to consult with the other Parties on the terms of any such announcement beforehand.

31.3 No Party shall use the name of the other (including in the case where the other is CRT, that of CRUK ( or its successor)) other than as provided in Clause 31.1 and 31.2 without the prior written consent of such Party, which shall be at such Party’s sole discretion. Notwithstanding the foregoing, (a) to the extent information regarding this Agreement has already been publicly disclosed in accordance with Clause 31.1 and 31.2, a Party may subsequently disclose the same information to the public without the consent of the other Parties, and (b) the Company shall also be permitted to disclose the terms of this Agreement, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement, to any actual or potential acquirers, investors, Sub-Licensees, collaborators, and/or professional advisors.

32.	DISPUTE RESOLUTION

32.1 Insofar as this Agreement provides that a matter shall be resolved by Expert, the opinion of such expert (who shall act as an expert and not as an arbitrator) shall be final and binding on the Parties. In the event of a Party seeking an Expert under this Agreement, each Party shall make written submissions to the expert so appointed and to the other involved Party or Parties within [***] of the appointment. Each involved Party shall have [***] to respond to the other’s submissions and the Expert shall be provided within a further [***].

32.2 It shall be a condition precedent to the commencement of any action in court or other tribunal (save an action for specific performance, injunctive or other equitable relief in accordance with Clause 17.6) in respect of any dispute relating to this Agreement and to the seeking of an Expert that the Parties have sought to resolve the dispute by one or more Parties notifying it in writing for resolution to the Executive Officers of the Parties who shall meet (whether in person or via teleconference) within [***] of such notice to seek resolution in good faith. If the Executive Officers fail to resolve the dispute within [***] of such meeting the Parties may, but shall not be obliged, to try in good faith to settle the matter by mediation in London under the rules of the Centre for Effective Dispute Resolution.

44.

33.	NO THIRD PARTY BENEFICIARIES

Except for the Third Parties and the respective rights referred to in Clause 5.2(c)(iii) and Clause 14 (Indemnity) and Clause 16 (Limitation of Liability) this Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it whether pursuant.to the Contract (Rights of Third Parties) Act 1999 or otherwise. Notwithstanding the provisions of this Clause 33, the Parties shall be entitled to amend, suspend, cancel or terminate this Agreement or any part of it in accordance with Clause 19, without the consent of any Third Party including those referred to in this Clause 33; provided that the prior written consent of Versant Ventures shall be required for any amendment, suspension, or cancellation of Clause 5.

34.	LANGUAGE; AUTHORSHIP

This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications among the Parties regarding this Agreement, shall be in the English language. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[Signature page follows]

45.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

CANCER RESEARCH TECHNOLOGY LIMITED

Company Secretary: /s/ Illegible

Print Name: Illegible

Date: April 4, 2018

THE INSTITUTE OF CANCER RESEARCH: ROYAL CANCER HOSPITAL

Authorized Signatory: /s/ Illegible

Print Name: Illegible

Date: April 6, 2018

[Signature page to Collaboration and Option Agreement]

MONTE ROSA THERAPEUTICS AG (in formation)

By:	/s/ Illegible

Print Name: Illegible

Title: Director

Date: April 6, 2018

By:	/s/ Illegible

Print Name: Illegible

Title: Professor

Date: April 6, 2018

By:	/s/ Illegible

Print Name: Illegible

Title: Company Secretary, Cancer Research Technology Limited

Date: April 4, 2018

By:	/s/ Illegible

Print Name: Illegible

Title: Director, ICR

Date: April 6, 2018

Versant Venture Capital VI, L.P.
By: Versant Ventures VI GP, L.P.
By: Versant Ventures VI, GP-GP, LLC

By:	/s/ Bradley J. Bolzon

Print Name: Bradley J. Bolzon

Title: Managing Director
Date:

[Signature page to Collaboration and Option Agreement]

SCHEDULE 1

PAYMENT SCHEDULE

[***]

SCHEDULE 2

PROGRAMME

[***]

SCHEDULE 3

CRITERIA

[***]

The Institute of Cancer Research: Royal Cancer Hospital 123 Old Brampton Road London SW7 3RP United Kingdom For the attention of [***]	Cancer Research Technology Angel Building 407 St John Street London EC1V 4AD United Kingdom

Monte Rosa Therapeutics AG

Aeschenvorstadt 36

4051 Basel

Switzerland

For the attention of Alexander Mayweg, Member of the Board

25th February 2019

Dear Sirs,

RE. Licence Agreement between Cancer Research Technology Limited (“CRT”), Institute of cancer Research: Royal Cancer Hospital (“ICR”) and Monte Rosa Therapeutics AG (“Company”) dated 26th April 2018 (the “License Agreement”)

The Parties wish to modify the Licence Agreement pursuant to this letter of amendment (“Amendment 1”). Unless indicated otherwise, all capitalised terms used in this Amendment 1 shall have the meanings given to such terms in the License Agreement.

CRT, the ICR and the Company hereby agree to amend the Agreement, which shall be effective from the date of this letter as follows. For avoidance of doubt, the effective date as particularised under Clause U.1 of the license Agreement remains unchanged.

1.	Clause 1.1 shall be amended to include the following additional definitions:

“[***]” means [***].

“[***]” means [***].

“Protein Degradation Product Library” means [***].

“Protein Degradation Product HTS” means [***].

“Services Term” has the meaning given in the Collaboration and Option Agreement.

2.	Clause 2.1(d) shall be amended by including “and” to read as follows:

“(d) a non-exclusive fully-paid ... in the Field in the Territory; and”

3.	Clause 2.1 shall be amended after paragraph (d) to include the following:

“(e) a non-exclusive fully-paid, irrevocable, perpetual licence, with the right to grant sub-licences as provided in Clause 2.2, under all of CRT’s and the ICR’s respective rights in and to the Non-Compound Intellectual Property listed in schedule 1A(iii) to discover, research, develop, have developed, use, keep, make, have made, market import, offer for sale, sell and otherwise dispose of Licensed Products that are Protein Degradation Products in the Field in the Territory.

Registered address: Cancer Research Technology Ltd, Angel Building, 407 St John Street, London EC1V 4AD.

Registered In England (1626049). VAT registration number GB788 138678.

A wholly-owned subsidiary of Cancer Research UK, registered charity in England and Wales (1089464), Scotland (SC041666) and the Isle of Man (1103).

4.	Clause 2 shall be amended after 2.6 to include the following:

“2.7

For the period of the Services Term only and-subject to Clause 2.8, the CTU shall not undertake any Protein Degradation Product HTS using the [***] outside of the Programme. For clarity, this clause shall terminate in the event any of the circumstances set forth in Clause 19.2 of the Collaboration and Option Agreement are invoked.

2.8

For the avoidance of doubt during the Services Term CTU shall be able to, and each of the ICR and/or CRT .shall be entitled to itself, and/or enable any of its partners or licensees (including by way of granting sub-licenses to the Protein Degradation Desmoplasia assay Know How) to,: (i) conduct any high- throughput screen using the [***] outside of a Protein Degradation Product HTS (“Other HTS”); and/or (ii) use the [***] to progress, develop and commercialise any compound(s) that is identified from an Other HTS or any other research activity conducted outside of the Programme that did not involve a Protein Degradation Product HTS, without any restrictions or obligations to the Company.

5.	Clause 13.1 shall be deleted and replaced with the following:

“13.1

The termination of this Agreement howsoever arising, will be without prejudice to the rights, obligations and duties of any Party accrued prior to termination. The following Clauses will continue to be enforceable notwithstanding termination: Clauses 2.1-2.6, 6.3, 7, 8, 9, 10, 11, and 13-27.”

6.	Schedule 1 Part A shall be amended after last bullet point to (ii) to include the following:

“(iii)	[***]

•	[***].”

7.	Schedule 1 Part (A) shall be amended to include punctuation namely brackets for “i” and “ii” to read as follows:

“[***]“

“[***]“

Save as expressly varied by this letter of amendment to the licence Agreement, all other terms of the Licence Agreement remain the same. However, if there are any inconsistencies between the terms of this Amendment 1 and the provisions of the licence Agreement, then this Amendment 1 shall prevail.

This Amendment 1 shall be governed by and construed in accordance with the laws of England and Wales and the Parties agree to submit to the exclusive jurisdiction of the English courts in respect of any dispute arising out of or in connection with this Amendment 1.

Please sign, and add the date of signature, below confirming ICR and Company’s agreement to be bound by the terms of this Amendment 1 and return three signed Amendment 1 to the undersigned.

2

Yours faithfully,

/s/ Illegible

For and on behalf of

Cancer Research Technology Limited

Name:	Illegible
Title:

Countersigned by The Institute of Cancer Research: Royal Cancer Hospital

Signature:	/s/ Illegible	Date:

Name:	Illegible	Title:

Countersigned by Monte Rosa Therapeutics AG

Signature:	/s/ Illegible	Date:

Name:	Illegible	Title:

3

The Institute of Cancer Research: Royal Cancer Hospital 123 Old Brampton Road London SW7 3RP United Kingdom For the attention of [***]	Cancer Research Technology Angel Building 407 St John Street London EC1V 4AD United Kingdom

Monte Rosa Therapeutics AG

Aeschenvorstadt 36

4051 Basel

Switzerland

For the attention of Alexander Mayweg, Member of the Board

25th February 2019

Dear Sirs,

RE. Collaboration and Option Agreement between Cancer Research Technology Limited (“CRT”), Institute of Cancer Research: Royal Cancer Hospital (“ICR”) and Monte Rosa Therapeutics AG (“Company”) dated 10th April 2018 (the “Collaboration and Option Agreement’’)

The Parties entered into a License Agreement dated 26 April 2018 between CRT, ICR and the Company which was amended by Amendment 1 dated the same date as this COA Amendment 1 (as defined below). The Parties wish to modify the Collaboration and Option Agreement pursuant to this letter of amendment (“COA Amendment 1”). Unless indicated otherwise, all capitalised terms used in this COA Amendment 1 shall have the meanings given to such terms in the Collaboration and Option Agreement.

CRT, the ICR and the Company hereby agree to amend the Collaboration and Option Agreement, as of the date of this COA Amendment 1, as follows:

1.	Section 1 shall be amended to include the following definition:

“[***]” has the meaning given in the License Agreement.

2.	Schedule 2 shall be amended as follows:

a)	Section titled “[***]” shall be amended to include the following:

“[***]

•	[***]”

b)	Section titled “[***]” bullet point 7 shall be deleted and bullet point 8 shall be replaced from:

“…

•	[***]

Registered address: Cancer Research Technology Ltd, Angel Building, 407 St John Street, London EC1V 4AD.

Registered In England (1626049). VAT registration number GB788 138678.

A wholly-owned subsidiary of Cancer Research UK, registered charity in England and Wales (1089464), Scotland (SC041666) and the Isle of Man (1103).

•	[***]”

to:

“…

•	[***]”

c)	Point 5 of the Section titled “[***]” shall be deleted and replaced with the following:

“[***]”

d)	Sub-section titled “[***]” of Section titled “Proposed Science Work Plan and Key Activities” shall be deleted and replaced with the following:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]

e)	Fourth Row labelled “[***]” under Timeline chart set forth under section titled “[***]:” shall be deleted as follows:

[***]

f)	Sub-section titled “[***]” of Activity table set forth under Section titled “[***]” shall be deleted and replaced with the following:

[***]

Save as expressly varied by this letter of amendment to the Collaboration and Option Agreement, all other terms of the Collaboration and Option Agreement remain the same. However, if there are any inconsistencies between the terms of this COA Amendment 1 and the provisions of the Collaboration and Option Agreement, then this COA Amendment 1 shall prevail.

This COA Amendment 1 shall be governed by and construed in accordance with the laws of England and Wales and the Parties agree to submit to the exclusive jurisdiction of the English courts in respect of any dispute arising out of or in connection with this COA Amendment 1.

Please sign, and add the date of signature, below conforming the and the Company’s agreement to be bound by the terms of this COA Amendment d return three signed COA Amendment 1’s to the undersigned.

2

Yours faithfully,

/s/ Illegible

March 6, 2019

For and on behalf of

Cancer Research Technology Limited

Countersigned by The Institute of Cancer Research: Royal Cancer Hospital

Signature:	/s/ Illegible	Date:	March 15, 2019

Name:	Illegible	Title:	Director

Countersigned by Monte Rosa Therapeutics AG

Signature:	/s/ Alexander Mayweg	Date:	March 26, 2019

Name:	Alexander Mayweg	Title:	Board Director

3

Cancer Research Technology 2 Redman Place London E20 1JQ United Kingdom T +44 (0)20 3469 6300 www.cancertechnology.com

The Institute of Cancer Research: Royal Cancer Hospital

123 Old Brompton Road

London

SW7 3RP

United Kingdom

For the attention of [***]

Monte Rosa Therapeutics AG

Aeschenvorstadt 36

4051 Basel

Switzerland

For the attention of Alexander Mayweg, Member of the Board

20th January 2020

Dear Sirs,

RE. Collaboration and Option Agreement between Cancer Research Technology Limited (“CRT”), Institute of Cancer Research: Royal Cancer Hospital (“ICR”) and Monte Rosa Therapeutics AG (“Company”) dated 10th April 2018 and amended by COA Amendment 1 between CRT, ICR and Company dated 25th February 2019 (together the “Collaboration and Option Agreement”)

The Parties wish to modify the Collaboration and Option Agreement pursuant to this letter of amendment (“COA Amendment 2”). Unless indicated otherwise, all capitalised terms used in this COA Amendment 2 shall have the meanings given to such terms in the Collaboration and Option Agreement.

CRT, the ICR and the Company hereby agree to amend the Collaboration and Option Agreement, as of the date of this COA Amendment 2, as follows:

1.	Schedule 2 shall be deleted and replaced with the new Schedule 2 set forth in Annex 1 of this COA Amendment 2.

Save as expressly varied by this letter of amendment to the Collaboration and Option Agreement, all other terms of the Collaboration and Option Agreement remain the same. However, if there are any inconsistencies between the terms of this COA Amendment 2 and the provisions of the Collaboration and Option Agreement, then this COA Amendment 2 shall prevail.

This COA Amendment 2 shall be governed by and construed in accordance with the laws of England and Wales and the Parties agree to submit to the exclusive jurisdiction of the English courts in respect of any dispute arising out of or in connection with this COA Amendment 2

Confidential

Please sign, and add the date of signature, below confirming the ICR’s and the Company’s agreement to be bound by the terms of this COA Amendment 2 and return three signed CO A Amendment 2’s to the undersigned.

Yours faithfully,

/s/ Illegible

For and on behalf of

Cancer Research Technology Limited

Countersigned by The Institute of Cancer Research: Royal Cancer Hospital

Signature:	/s/ Illegible	Date:	March 2, 2020

Name:	Illegible	Title:	Director

Countersigned by Monte Rosa Therapeutics AG

Signature:	/s/ Alexander Mayweg	Date:	March 2, 2020

Name:	Alexander Mayweg	Title:	Board Member

Annex 1

SCHEDULE 2

PROGRAMME

[***]

The Institute of Cancer Research; Royal Cancer Hospital

123 Old Brompton Road

London

SW7 3RP

United Kingdom

For the attention of [***]

Monte Rosa Therapeutics AG

Aeschenworstadt 36

4051 Basel

Switzerland

For the attention of Markus Warmuth, Chief Executive Officer

18th June 2020

Dear Markus Warmuth and [***]

RE. Collaboration and Option Agreement between Cancer Research Technology Limited (“CRT”). Institute of Cancer Research: Royal Cancer Hospital (“ICR”) and Monte Rosa Therapeutics AG (“Company”) dated 10th April 2018 and amended by COA Amendment 1 between CRT, ICR and Company dated 25th February 2019 and COA Amendment 2 between CRT, ICR and Company dated 20th January 2020 (together the “Collaboration and Option Agreement”)

The Parties wish to modify the Collaboration and Option Agreement pursuant to this letter of amendment (“COA Amendment 3”) Unless indicated otherwise, all capitalised terms used in this COA Amendment 3 shall have the meanings given to such terms In the Collaboration and Option Agreement.

CRT, the ICR and the Company hereby agree to amend the Collaboration and Option Agreement, as of the date of this COA Amendment 3, as follows:

1.	The definition of “Services Expiry Date” in Clause 1.1 shall be deleted and replaced with the following’

“Services Expiry Date” means 31st December 2020.

2.	Clause 2.2(h) shall be deleted and replaced with the following:

“(h) The chairman of the meetings of the JSC shall alternate between each JSC meeting between the ICR Lead on the one hand, and the Company Lead on the other. The “ICR Lead” shall be [***] or, in the event that [***] resigns as the ICR Lead or is no longer affiliated with CRT and the ICR, then the ICR shall appoint an ICR employee as replacement ICR Lead, and shad be entitled to remove any ICR Lead appointed by it and to appoint any person to fill a vacancy arising from the removal or retirement of such ICR Lead, in each case, subject to the consent of the Company and CRT, not to be unreasonably withheld. The “Company Lead” shall be [***], or in the event that [***] is no longer affiliated with the Company, then the Company shall appoint a Company employee as a replacement Company Lead, and shall be entitled to remove any Company lead appointed by It and to appoint any person to fill a vacancy arising from the removal or retirement of such Company Lead, m each case, subject to the content of CRT and the ICR, not to be unreasonably withheld. The chairman shall have no casting vote, except as expressly provided in Clause 2.2(i)”

3.	Clause 2.2(i) shall be deleted and replaced with the following:

“(i) The JSC shall have only the powers expressly assigned to it in Clause 2.1, and shall have no power to amend, modify, or waive compliance with this Agreement. Decisions of the JSC shall be made by unanimous agreement of the Members present, with the Company’s appointed Members collectively having one (1) vote, and CRT’s and ICR’s appointed Members collectively having one (1) vote. No vote of the JSC may be taken unless at least one (1) of each Party’s representatives is present for the vote. If the JSC cannot reach consensus with regard to any matter within its decision-making authority within [***] after such matter has been brought to the JSC’s attention, then [***].“

4.

For the purposes of Clause 2.2(j), the chairman’s delegate for preparing and circulating minutes pursuant to Clausa 2.2(j)(c) shall be (i) the ICR Lead or the ICR Lead’s delegate for JSC meetings chaired by the Company Lead, and (ii) the Company Lead or the Company Lead’s delegate for JSC meetings chaired by the ICR Lead.

5.	Clause 3.2 shall be deleted and replaced with Hie following:

“3.2

in consideration for the payments to be made pursuant to Clause 4.1, the ICR shall engage the researchers set forth under the section entitled “Researchers” (the “Researchers”) in Schedule 2 for the period of time set forth therein, to be appointed as soon as practicable after the Effective Date, to work at the ICR as employees of the ICR, to carry out under the supervision of the ICR Lead, those parts of the Programme allocated to the ICR hereunder. The Company shall provide the ICR with such assistance with the selection and recruitment of the Researchers as the ICR may reasonably request, and the ICR shall promptly notify the Company of the appointment of each Researcher, including the effective date of each such appointment.”

Save as expressly varied by this letter of amendment to the Collaboration and Option Agreement, all other terms of the Collaboration and Option Agreement remain the same. However, if there are any inconsistencies between the terms of this COA Amendment 3 and the provisions of the Collaboration and Option Agreement, then this COA Amendment 3 shall prevail.

This COA Amendment 3 shall be governed by and construed in accordance with the laws of England and Wales and the Parties agree to submit to the exclusive jurisdiction of the English courts in respect of any dispute arising out of or in connection with this COA Amendment 3.

Please sign, and add the date of signature, below confirming the ICR’s and the Company’s agreement to be bound by the terms of this COA Amendment 3 and return signed COA Amendment 3 to the undersigned.

Yours faithfully,

/s/ Illegible

For and on behalf of

Cancer Research Technology Limited

Countersigned by The Institute of Cancer Research; Royal Cancer Hospital

Signature:	/s/ Illegible	Date:	July 23, 2020

Name:	Illegible	Position:	Director

Countersigned by Monte Rosa Therapeutics AG

Signature:	/s/ Markus Warmuth	Date:	August 21, 2020

Name:	Markus Warmuth	Position:	CEO